                     AGREEMENT AND PLAN OF REORGANIZATION

                                  Dated as of

                               March ____, 1996

                                   between

                           VINE STREET STORES, INC.

                                      and

                           OPTIMAX INDUSTRIES, INC.


                               TABLE OF CONTENTS

SECTION 1:  GENERAL DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .-1-
     1.1    Best Knowledge.. . . . . . . . . . . . . . . . . . . . . . . . .-1-
     1.2    Business Day.. . . . . . . . . . . . . . . . . . . . . . . . . .-1-
     1.3    Code.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-1-
     1.4    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-1-
     1.5    Exchange Act.. . . . . . . . . . . . . . . . . . . . . . . . . .-1-
     1.6    Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . .-1-
     1.7    Governmental Authority.. . . . . . . . . . . . . . . . . . . . .-1-
     1.8    Governmental Requirement.. . . . . . . . . . . . . . . . . . . .-2-
     1.9    IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-2-
     1.10   Legal Requirements . . . . . . . . . . . . . . . . . . . . . . .-2-
     1.11   Ownership Interest.. . . . . . . . . . . . . . . . . . . . . . .-2-
     1.12   Person.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-2-
     1.13   Section. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-2-
     1.14   Securities Act.. . . . . . . . . . . . . . . . . . . . . . . . .-2-
     1.15   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-2-

SECTION 2:  EXCHANGE OF SECURITIES . . . . . . . . . . . . . . . . . . . . .-3-
     2.1    Exchange of Common Stock.. . . . . . . . . . . . . . . . . . . .-3-
     2.2    Exchange of Certificates.. . . . . . . . . . . . . . . . . . . .-3-
     2.3    Adjustment of Issuable Optimax Shares and Rights.. . . . . . . .-3-
     2.4    Income Tax Considerations. . . . . . . . . . . . . . . . . . . .-4-
     2.5    Compliance with Securities Laws. . . . . . . . . . . . . . . . .-4-
     2.6    Private Financing. . . . . . . . . . . . . . . . . . . . . . . .-4-

SECTION 3:  CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . .-5-
     3.1    General Procedure. . . . . . . . . . . . . . . . . . . . . . . .-5-
     3.2    Time and Place.. . . . . . . . . . . . . . . . . . . . . . . . .-5-
     3.3    Condition to Closing - Minimum Exchange Tender.. . . . . . . . .-5-
     3.4    Covenants Regarding Closing. . . . . . . . . . . . . . . . . . .-5-
     3.5    Conditions to Obligation of Optimax. . . . . . . . . . . . . . .-6-
     3.6    Conditions to Obligation of Vine Street. . . . . . . . . . . . .-9-
     3.7    Specific Items to be Delivered at the Closing. . . . . . . . . -13-
     3.8    Election of Directors and Executive Officers of Optimax. . . . -15-

SECTION 4:  REPRESENTATIONS AND WARRANTIES BY VINE STREET  . . . . . . . . -15-
     4.1    Organization and Standing. . . . . . . . . . . . . . . . . . . -15-
     4.2    Subsidiaries, etc. . . . . . . . . . . . . . . . . . . . . . . -15-
     4.3    Qualification. . . . . . . . . . . . . . . . . . . . . . . . . -16-
     4.4    Corporate Authority. . . . . . . . . . . . . . . . . . . . . . -16-
     4.5    Financial Statements.. . . . . . . . . . . . . . . . . . . . . -16-
     4.6    Capitalization of the Corporation. . . . . . . . . . . . . . . -17-
     4.7    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -17-
     4.8    No Actions, Proceedings, etc.. . . . . . . . . . . . . . . . . -17-
     4.9    Post Balance Sheet Changes.. . . . . . . . . . . . . . . . . . -18-
     4.10   No Breaches. . . . . . . . . . . . . . . . . . . . . . . . . . -18-
     4.11   Condition of the Corporation's Assets. . . . . . . . . . . . . -19-
     4.12   Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . -19-
     4.13   Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . -19-
     4.14   Corporate Acts and Proceedings.. . . . . . . . . . . . . . . . -19-
     4.15   Registered Rights and Proprietary Information. . . . . . . . . -19-
     4.16   Changes in Suppliers and Customers.. . . . . . . . . . . . . . -21-
     4.17   No Liens or Encumbrances.. . . . . . . . . . . . . . . . . . . -21-
     4.18   Employee Matters.. . . . . . . . . . . . . . . . . . . . . . . -21-
     4.19   Legal Proceedings and Compliance with Law. . . . . . . . . . . -22-
     4.20   Contract Schedules.. . . . . . . . . . . . . . . . . . . . . . -22-
     4.21   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . -23-
     4.22   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . -23-
     4.23   Environmental. . . . . . . . . . . . . . . . . . . . . . . . . -23-
     4.24   Disclosure of Information. . . . . . . . . . . . . . . . . . . -25-

SECTION 5:  COVENANTS OF VINE STREET . . . . . . . . . . . . . . . . . . . -25-
     5.1    Preservation of Business.. . . . . . . . . . . . . . . . . . . -25-
     5.2    Ordinary Course. . . . . . . . . . . . . . . . . . . . . . . . -25-
     5.3    Negative Covenants.. . . . . . . . . . . . . . . . . . . . . . -26-
     5.4    Access to Books and Records, Premises, etc.. . . . . . . . . . -26-
     5.5    Compensation.. . . . . . . . . . . . . . . . . . . . . . . . . -26-

SECTION 6:  REPRESENTATIONS AND WARRANTIES OF OPTIMAX. . . . . . . . . . . -28-
     6.1    Organization and Standing. . . . . . . . . . . . . . . . . . . -28-
     6.2    Subsidiaries, etc. . . . . . . . . . . . . . . . . . . . . . . -28-
     6.3    Qualification. . . . . . . . . . . . . . . . . . . . . . . . . -28-
     6.4    Corporate Authority. . . . . . . . . . . . . . . . . . . . . . -28-
     6.5    Financial Statements.. . . . . . . . . . . . . . . . . . . . . -29-
     6.6    Capitalization of the Corporation. . . . . . . . . . . . . . . -30-
     6.7    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -31-
     6.8    No Actions, Proceedings, etc.. . . . . . . . . . . . . . . . . -31-
     6.9    Post Balance Sheet Changes.. . . . . . . . . . . . . . . . . . -31-
     6.10   No Breaches. . . . . . . . . . . . . . . . . . . . . . . . . . -32-
     6.11   Condition of the Corporation's Assets. . . . . . . . . . . . . -32-
     6.12   Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . -32-
     6.13   Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . -32-
     6.14   Corporate Acts and Proceedings.. . . . . . . . . . . . . . . . -33-
     6.15   Registered Rights and Proprietary Information. . . . . . . . . -33-
     6.16   Changes in Suppliers and Customers.. . . . . . . . . . . . . . -34-
     6.17   No Liens or Encumbrances.. . . . . . . . . . . . . . . . . . . -34-
     6.18   Employee Matters.. . . . . . . . . . . . . . . . . . . . . . . -35-
     6.19   Legal Proceedings and Compliance with Law. . . . . . . . . . . -35-
     6.20   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . -35-
     6.21   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . -36-
     6.22   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . -37-
     6.23   Environmental. . . . . . . . . . . . . . . . . . . . . . . . . -37-
     6.24   Compliance with Reporting Requirements . . . . . . . . . . . . -38-
     6.25   Disclosure of Information. . . . . . . . . . . . . . . . . . . -38-

SECTION 7:  COVENANTS OF OPTIMAX . . . . . . . . . . . . . . . . . . . . . -39-
     7.1    Preservation of Business.. . . . . . . . . . . . . . . . . . . -39-
     7.2    Ordinary Course. . . . . . . . . . . . . . . . . . . . . . . . -39-
     7.3    Negative Covenants.. . . . . . . . . . . . . . . . . . . . . . -39-
     7.4    Access to Books and Records, Premises, etc.. . . . . . . . . . -40-
     7.5    Compensation.. . . . . . . . . . . . . . . . . . . . . . . . . -40-
     7.6    No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . -40-
     7.7    Audited Financial Statements.. . . . . . . . . . . . . . . . . -41-
     7.8    Application For NASDAQ Approval. . . . . . . . . . . . . . . . -41-
     7.9    Delivery of Additional Filings.. . . . . . . . . . . . . . . . -42-

SECTION 8:  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . -42-
     8.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . -42-
     8.2    Effect of Termination. . . . . . . . . . . . . . . . . . . . . -42-

SECTION 9:  INDEMNIFICATION AND REMEDIES FOR BREACH. . . . . . . . . . . . -43-
     9.1    Indemnification by Optimax.. . . . . . . . . . . . . . . . . . -43-
     9.2    Indemnification by Vine Street.. . . . . . . . . . . . . . . . -43-
     9.3    Additional Notice. . . . . . . . . . . . . . . . . . . . . . . -44-
     9.4    Determination of Damages and Related Matters.. . . . . . . . . -44-
     9.5    Remedies for Breach. . . . . . . . . . . . . . . . . . . . . . -46-

SECTION 10:  NONDISCLOSURE OF CONFIDENTIAL INFORMATION . . . . . . . . . . -46-
     10.1   Nondisclosure of Confidential Information. . . . . . . . . . . -46-
     10.2   No Publicity.  . . . . . . . . . . . . . . . . . . . . . . . . -47-

SECTION 11:  REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . -47-
     11.1   Request for Registration - "Demand" Registration . . . . . . . -47-
     11.2   Optimax Registration and "Piggyback Rights.. . . . . . . . . . -48-
     11.3   Obligations of Optimax.. . . . . . . . . . . . . . . . . . . . -48-
     11.4   Furnish Information. . . . . . . . . . . . . . . . . . . . . . -49-
     11.5   Expenses of Demand Registration.   . . . . . . . . . . . . . . -49-
     11.6   Optimax Registration Expenses. . . . . . . . . . . . . . . . . -49-
     11.7   Underwriting Requirements and Percentage Piggyback
            Registration Rights and Allowances.. . . . . . . . . . . . . . -50-
     11.8   Delay of Registration. . . . . . . . . . . . . . . . . . . . . -50-
     11.9   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . -51-
     11.10  Termination of Optimax's Obligations.. . . . . . . . . . . . . -52-
     11.11  Lockup Agreement.. . . . . . . . . . . . . . . . . . . . . . . -53-
     11.12  Proposed Transfers of Exchange Shares. . . . . . . . . . . . . -53-
     11.13  Transfer of Registration Rights. . . . . . . . . . . . . . . . -54-

SECTION 12:  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . -54-

SECTION 13:  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . -54-
     13.1   Attorney's Fees. . . . . . . . . . . . . . . . . . . . . . . . -54-
     13.2   No Brokers.. . . . . . . . . . . . . . . . . . . . . . . . . . -54-
     13.3   Survival and Incorporation of Representations. . . . . . . . . -55-
     13.4   Incorporation by Reference.. . . . . . . . . . . . . . . . . . -55-
     13.5   Parties in Interest. . . . . . . . . . . . . . . . . . . . . . -55-
     13.6   Amendments and Waivers.. . . . . . . . . . . . . . . . . . . . -55-
     13.7   Waiver.. . . . . . . . . . . . . . . . . . . . . . . . . . . . -55-
     13.8   Governing Law - Construction.. . . . . . . . . . . . . . . . . -56-
     13.9   Limitation of Actions. . . . . . . . . . . . . . . . . . . . . -56-
     13.10  Representations and Warranties.. . . . . . . . . . . . . . . . -56-
     13.11  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . -56-
     13.12  Fax/Counterparts.. . . . . . . . . . . . . . . . . . . . . . . -57-
     13.13  Captions.. . . . . . . . . . . . . . . . . . . . . . . . . . . -58-
     13.14  Severability.. . . . . . . . . . . . . . . . . . . . . . . . . -58-
     13.15  Good Faith Cooperation and Additional Documents. . . . . . . . -58-
     13.16  Specific Performance.. . . . . . . . . . . . . . . . . . . . . -58-
     13.17  Assignment.. . . . . . . . . . . . . . . . . . . . . . . . . . -58-
     13.18  Time.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -59-

/TABLE
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
                                   EXHIBITS
                                   --------
Exhibit 2.1         Vine Street, Inc. List of Holders of Vine Street Common
                    Stock
Exhibit 3.5(o)      Vine Street, Inc. Form of Shareholder Assignment
Exhibit 3.7(a)(iv)  Opinion of Vine Street's Counsel
Exhibit 3.7(b)(v)   Opinion of Optimax's Counsel
Exhibit 4.2         Vine Street, Inc. Subsidiaries
Exhibit 4.4         Vine Street, Inc. Corporate Authority
Exhibit 4.5         Vine Street, Inc. Financial Statements
Exhibit 4.6         Vine Street, Inc. Relative Rights and Preferences of
                    Shareholders of Series A Convertible Preferred Stock
Exhibit 4.7         Vine Street, Inc. Exceptions to Timely Filing of Taxes; Tax
                    Related Disputes
Exhibit 4.8         Vine Street, Inc. Pending or Threatened Actions or
                    Proceedings
Exhibit 4.9         Vine Street, Inc. Post Balance Sheet Changes
Exhibit 4.11        Vine Street, Inc. Third Party Proprietary Interest in
                    Intangible Assets
Exhibit 4.12        Vine Street, Inc. Exceptions to Inventory Valuation,
                    Condition and Marketability
Exhibit 4.13        Vine Street, Inc. Exceptions to Collectability of Accounts
                    Receivable (Material Counterclaims or Set-Offs)
Exhibit 4.15        Vine Street, Inc. Patents, Other Registered Rights and
                    Proprietary Information
Exhibit 4.16        Vine Street, Inc. Changes in Suppliers and Customers
Exhibit 4.17        Vine Street, Inc. Liens or Encumbrances
Exhibit 4.18        Vine Street, Inc. Current Employees
Exhibit 4.19        Vine Street, Inc. Pending or Threatened Legal,
                    Administrative, or Other Proceedings or Governmental
                    Investigation, Exceptions to Compliance with Laws,
                    Ordinances, Requirements, Regulations, or Orders
Exhibit 4.20(a)     Vine Street, Inc. Material Contract Agreements
Exhibit 4.20(b)     Vine Street, Inc. Labor Contracts, Employment Agreements
                    and Collective Bargaining Agreements
Exhibit 4.20(c)     Vine Street, Inc. Liens or Security Interest Securing
                    Indebtedness
Exhibit 4.20(d)     Vine Street, Inc. Profit Sharing, Pension, Stock Option,
                    Severance pay, Retirement, Bonus, Deferred Compensation,
                    Group Life and Health Insurance or other Employee Benefit
                    Plans, Agreements, Arrangements or Commitments
Exhibit 4.20(e)     Vine Street, Inc. Other Material Documents or Instruments
Exhibit 4.21(f)     Vine Street, Inc. Defaults or Breaches of Existing
                    Contracts, Agreements, Leases, Licenses, Plans,
                    Arrangements and Commitments
Exhibit 4.22        Vine Street, Inc. Insurance Coverage
Exhibit 4.23        Vine Street, Inc. Environmental Concerns: Hazardous Waste
                    Production, Storage, etc.
Exhibit 6.2         Optimax Industries, Inc. Subsidiaries
Exhibit 6.4         Optimax Industries, Inc. Corporate Authority
Exhibit 6.5         Optimax Industries, Inc. Financial Statements
Exhibit 6.7         Optimax Industries, Inc. Exceptions to Timely Filing of
                    Taxes; Tax Related Disputes
Exhibit 6.8         Optimax Industries, Inc. Actions, Proceedings, Orders,
                    Writs, Injunctions, Decrees, Liability for Damages
Exhibit 6.18        Optimax Industries, Inc. Benefit Plans, Arrangements or
                    Understandings
Exhibit 6.19        Optimax Industries, Inc. Pending or Threatened Legal,
                    Administrative, or Other Proceedings or Governmental
                    Investigation, Exceptions to Compliance with Laws,
                    Ordinances, Requirements, Regulations, or Orders
Exhibit 6.23        Optimax Industries, Inc. Environmental Concerns: Hazardous
                    Waste Production, Storage, etc.

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
                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT ("Agreement") is made and entered into effective this 14th day of February 1996, by and between OPTIMAX INDUSTRIES, INC., a Colorado corporation having its principal place of business at 4465 Northpark Drive, Suite 400, Colorado Springs, Colorado ("Optimax"), and VINE STREET STORES, INC., a Massachusetts corporation having its principal place of business at 132 Lincoln Street, Boston, Massachusetts 02111 ("Vine Street") (hereafter Optimax and Vine Street may collectively be referred to as the "Companies").

                                  WITNESSETH

     WHEREAS, Optimax desires to acquire all but in no event less than 80% of the issued and outstanding shares of common stock of Vine Street owned by its current shareholders ("Shareholders"), subject to the terms and conditions set forth in this Agreement; and

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, the parties agree as follows:

SECTION 1:  GENERAL DEFINITIONS

     For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     1.1  Best Knowledge.
          ---------------
          "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the Person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known or should have been known as a result of the exercise of reasonable diligence to the current directors and executive officers of the Person.

     1.2  Business Day.
          ------------
          "Business Day" means any day which is not a Saturday, Sunday or a permitted or required bank holiday in New York, New York.

     1.3  Code.
          ----
          "Code" means the Internal Revenue Code of 1986, as amended.

     1.4  ERISA.
          -----
          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.5  Exchange Act.
          ------------
          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.6  Fiscal Year.
          -----------
          "Fiscal Year" shall mean a twelve-month period beginning January 1.

     1.7  Governmental Authority.
          ----------------------
          "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any division or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

     1.8  Governmental Requirement.
          ------------------------
          "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

     1.9  IRS.
          ---
          "IRS" means the Internal Revenue Service.

     1.10 Legal Requirements.
          ------------------
          "Legal Requirements" means applicable common law and any statute, ordinance, code or other laws, rule, regulation, order, technical or other standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any governmental authority, including, without limitation, any order, decree, award, verdict, findings of fact, conclusions of law, decision or judgment, whether or not final or appealable, of any court, arbitrator, arbitration board or administrative agency.

     1.11 Ownership Interest.
          ------------------
          "Ownership Interest" shall mean any form of direct or indirect interest in the ownership, equity or profits of Vine Street or Optimax, whether certificated or non-certificated, issued or unissued, contingent or otherwise, including, without limitation, the following: shares, or the right thereto, executory rights to receive shares, options, warrants, instruments or obligations convertible into shares or profit interests.

     1.12 Person.
          ------
          "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

     1.13 Section.
          -------
          Unless otherwise stated herein, the term "Section" when used in this Agreement shall refer to the Sections of this Agreement.

     1.14 Securities Act.
          --------------
          "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.15 Taxes.
          -----
          "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

SECTION 2:  EXCHANGE OF SECURITIES

     2.1  Exchange of Common Stock.
          ------------------------
          Subject to the terms and conditions hereinafter set forth, on the Closing Date, each holder set forth on Exhibit 2.1 hereof ("Vine Street Common Shareholders" or "Shareholders") shall deliver to Optimax, and Optimax shall accept from each such holder, an aggregate of up to 1,500,000 shares of Common Stock, no par value, of Vine Street plus the aggregate number of shares of Vine Street common stock sold in the Private Offering (as defined in Section 2.6 herein) (collectively, the "Vine Street Common Sstock") in exchange for (the "Exchange") a like amount of shares of Optimax Common Stock, $.02 par value (the "Exchange Shares").

     2.2  Exchange of Certificates.
          ------------------------
          (a)  Exchange Agent.
               --------------
               On or prior to the Closing Date, Optimax shall deposit with RAS Securities Corp. or such other depository as may be designated by Vine Street (the "Exchange Agent"), for the benefit of the holders of shares of Vine Street Common Stock for exchange in accordance with this Section 2, through the Exchange Agent, certificates representing the shares of Optimax Common Stock issuable pursuant to Section 2.1.

          (b)  Exchange Procedures.
               -------------------
               As soon as reasonably practicable after the date hereof, Optimax shall cause the Exchange Agent to mail to each Vine Street Common Shareholder whose shares of Vine Street Common Stock (the "Certificates") are exchangeable for shares of Optimax Common Stock pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and the delivery by Vine Street or its counsel of written notice to the Exchange Agent of the consummation of the Closing pursuant to Section 3) which letter of transmittal shall be in such form and have such other provisions as Optimax and Vine Street may reasonably agree upon and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Optimax Common Stock. Subject to the terms and conditions of this Agreement and the Exchange, upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a Certificate representing that number of whole shares of Optimax Common Stock which such holder has the right to receive pursuant to the provisions of this
Section 2, and cash in lieu of any fractional shares of Optimax Common Stock as contemplated by this Section 2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Optimax Common Stock.

     2.3  Adjustment of Issuable Optimax Shares and Rights.
          ------------------------------------------------
          Notwithstanding the provisions of Section 2.1 to the contrary, the number of Exchange Shares issuable to the Shareholders on the Closing Date pursuant to Section 2.1 (the "Exchange") shall be subject to adjustment such that if 100% of the issued and outstanding shares of Vine Street Common Stock are tendered for exchange for Exchange Shares, the aggregate number of shares of Optimax Common Stock issuable in the Exchange to the Shareholders shall represent, in the aggregate, 30.6% of the sum of (i) the total issued and outstanding shares of Optimax Common Stock on a fully-diluted basis immediately following consummation of the Exchange, plus (ii) the number of shares of Vine Street issued and sold in Private Offering described in Section 2.6 below.

     2.4  Income Tax Considerations.
          -------------------------
          It is the intention of the parties hereto that the exchange of stock contemplated by this Agreement will qualify for treatment as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and the parties hereby agree to undertake all reasonable actions necessary both before and after the consummation of the Exchange to effect such treatment.

     2.5  Compliance with Securities Laws.
          -------------------------------
          The Exchange provided for in Section 2.1 above shall be undertaken in reliance upon an exemption from the registration requirements contained in
Section 5 of the Securities Act contained in Sections 4(2) and 3(b) thereof and

Regulation D, Rule 506 thereunder. Optimax shall take such actions as may be necessary or advisable in order consummate the Exchange in conformity with applicable laws including, without limitation, federal and state securities laws; and Vine Street, together with its directors and officers, agrees to take such actions as may be necessary or advisable upon the reasonable request of Optimax to consummate the Exchange in conformity with such Legal Requirements.

     2.6  Private Financing.
          -----------------
          As soon as practicable following the execution of this Agreement, Vine Street agrees to undertake a private offering of shares of its securities exclusively to persons who qualify as "accredited investors" within the meaning of Rule 501(a) of Regulation D of the Securities Act (the "Private Offering"). The Private Offering will be undertaken on a best efforts, all-or-none minimum-maximum basis with the minimum and maximum number of shares and Private Offering price per share to be agreed upon by Optimax and Vine Street; provided, however, that the minimum aggregate subscriptions paid and collected in the Private Offering shall be sufficient to ensure that Optimax shall have the necessary total assets and capital surplus to qualify its shares of Common Stock for continued listing on the NASDAQ SmallCap Market ("NASDAQ") upon closing of the Exchange. It shall be a condition to the first closing of the Private Offering that the net proceeds realized by Optimax from the Minimum Offering be in an amount sufficient to ensure such continued NASDAQ listing and approval. The Private Offering shall be undertaken without registration under the Securities Act in reliance upon an exemption from such registration requirements contained in Rule 506, Regulation D thereunder. Vine Street agrees to undertake the Private Offering in conformity with all applicable Legal Requirements including, without limitation, applicable federal and state securities laws. All shares of Vine Street Common Stock sold in the Private Offering shall be included in the shares of Vine Street Common Stock deemed to be outstanding for purposes of participating in the Exchange and for purposes of Section 2.3 hereof.

     2.7  Real Estate Purchase.
          --------------------

          Simultaneously with the closing of the Private Offering and the consummation of the Exchange, Optimax shall close upon the Vine Street contract to purcahse from T.F. Development (Conn.) Corp. certain real estate parcels in Colchester, Connecticut for $400,000 in cash and the issuance of 1,280,000 Shares of Series A Convertible Preferred Stock of Optimax (the "Real Estate Purchase").

SECTION 3:  CLOSING

     3.1  General Procedure.
          -----------------
          Subject to the terms and conditions hereinafter set forth, at the Closing each party shall deliver such documents, instruments and materials as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for each party.

     3.2  Time and Place.
          --------------
          Upon the terms and subject to the conditions set forth in this Agreement, the Exchange transactions contemplated by Section 2.1 shall be consummated and closed (the "Closing") at 10:00 a.m. at the offices of Optimax, 4465 Northpark Drive, Suite 400, Colorado Springs, Colorado 80907, on the later of (i) ninety (90) days following the date of this Agreement, or (ii) five Business Days after the date on which the conditions set forth in Sections 3.5 and 3.6 shall have been satisfied or waived or such other time, date and place as the parties shall agree upon (the date of the Closing being herein referred to as the "Closing Date").

     3.3  Condition to Closing - Minimum Exchange Tender.
          ----------------------------------------------
          In addition to the conditions precedent to Closing set forth in Sections 3.5 and 3.6 below, it shall be a condition precedent to the obligation of both Optimax and Vine Street to close and consummate the Exchange that Optimax or the Exchange Agent shall have received from the Shareholders tenders to exchange shares of Vine Street Common Stock representing, in the aggregate, at least 80% of the total voting power of the issued and outstanding shares of Vine Street Voting Stock on a combined basis.

     3.4  Covenants Regarding Closing.
          ---------------------------
          Vine Street and Optimax each hereby covenant and agree that they shall (i) use reasonable efforts to cause each of their respective Exhibits to be prepared and exchanged with the other party, and its legal counsel, within ten (10) business days following the execution of this Agreement, except to the extent the express terms of this Agreement provide for a different time period for such delivery to be accomplished, (ii) cause all of their respective representations and warranties set forth in this Agreement, and Exhibits hereto, to be true on and as of the Closing Date, (iii) cause all of their respective obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iv) cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (v) deliver to each other at the Closing the certificates, updated lists, notices, consents, authorizations, approvals, agreements, transfer documents, receipts and amendments required hereby (with such additions or exceptions to such items as are necessary to make the statements set forth in such items true and correct, provided that if any such additions or exceptions cause any of the conditions to its respective obligations hereunder as set forth hereinbelow not to be performed, satisfied or fulfilled, such additions and exceptions shall in no way limit the rights of the parties hereto to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

     3.5  Conditions to Obligation of Optimax.
          -----------------------------------
          The obligation of Optimax to complete the Exchange on the Closing Date on the terms set forth in this Agreement is, at the option of Optimax, subject to the satisfaction or written waiver by Optimax of each of the following conditions:

          (a)  Accuracy of Representations and Warranties.

          The representations and warranties made by Vine Street in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date in which case they shall have been true and correct as of such earlier date.

          (b)  Compliance with Covenants.

          All covenants which Vine Street is required to perform, satisfy or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

          DOC  Corporate Approvals.

          Any action required to be taken by the Board of Directors of Vine Street or its Shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

          (d)  Consents and Approvals.

          To the extent that any material lease, mortgage, deed of trust, contract or agreement to which Vine Street is a party shall require the consent of any person to the Exchange or any other transaction provided for herein, such consent shall have been obtained and Optimax shall have received reasonably satisfactory evidence thereof; provided, however, that Vine Street shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by Optimax to the extent that such condition otherwise has an effect on Optimax. Optimax shall have been furnished with evidence satisfactory to it of the timely consent or approval of, filing with or notice to, each Governmental Authority or Person which in the good faith judgment of Optimax is necessary or required with respect to the execution and delivery by Vine Street and the consummation by Vine Street of the transactions contemplated hereby.

          (e)  Review and Due Diligence.

          Optimax, its investment bankers, legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of Vine Street, together with a satisfactory review of Vine Street's corporate status and Vine Street's property, all of which shall be satisfactory in form and substance to Optimax in its sole discretion.

          (f)  No Litigation, Etc.

          No action, investigation, litigation or arbitration or proceeding by or before any Governmental Authority, or before any arbitral, mediation panel or tribunal of any kind shall have been instituted or threatened (i) to restrain or prohibit the transactions contemplated by this Agreement, or (ii) to claim that the consummation of any such transaction is illegal or (iii) which, if determined adversely, would effect adversely Optimax or Vine Street following consummation of the transactions contemplated hereby and Vine Street shall have delivered to Optimax a certificate dated as of the Closing Date and executed by Vine Street, stating that to its Best Knowledge, no such items exist. No governmental authority or arbitral, mediation panel or tribunal of any kind shall have taken any other action as a result of which the management of Optimax, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

          (g)  No Material Adverse Change.

          No material adverse change in the business, property or assets of Vine Street shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to Vine Street hereto has occurred, and Vine Street shall have delivered to Optimax a certificate dated as of the Closing Date to such effect.

          (h)  Update of Contracts.

          Vine Street shall have delivered to Optimax an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 4.20 entered into since the date of this Agreement; and
(ii) all other agreements, contracts and commitments related to the businesses or the assets of Vine Street entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "Vine Street New Contracts"). Optimax shall have had the opportunity to review and approve the Vine Street New Contracts of the other, and any of the Companies shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the Vine Street New Contracts.

          (i)  No Adverse Information.

          The investigations with respect to Vine Street, the assets and the respective businesses performed by Optimax's respective professional advisors and other representatives shall not have revealed any information concerning Vine Street, its assets, liabilities or its business that has not been made known to Optimax, in writing prior to the date of this Agreement and that, in the reasonable opinion of such party and its advisors, materially or adversely affects the business or assets of the other party or the viability of the transaction contemplated by this Agreement.

          (j)  Ordinary Course of Business.

          During the period from the date of this Agreement until the Closing Date, Vine Street shall have carried on its business in the ordinary and usual course, and shall have delivered to Optimax a certificate to that effect.

          (k)  Liens.

          Vine Street shall have delivered to Optimax a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting any of its business or assets.

          (l)  Approval of Counsel.

          All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved by Neuman & Cobb, counsel to Optimax.

          (m)  Other Documents.

          Vine Street shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Optimax or its attorneys may have reasonably requested.

          (n)  NASDAQ Approval.

          The NASDAQ SmallCap Market ("NASDAQ") shall have reviewed and approved in writing the Exchange, the other transactions provided for in this Agreement, and shall have approved Optimax Common Stock and Optimax Class BB Warrants for continued listing on NASDAQ following the Closing Date.

          (o)  Shareholder Assignments.

          At Closing, not less than eighty percent (80%) of the combined voting power of the issued and outstanding shares of Vine Street Common Stock shall have been delivered for exchange pursuant to Section 2 of this Agreement. Surrendering Vine Street Shareholders shall have executed and delivered to Optimax Assignments substantially in the form of Exhibit 3.5(o) hereto assigning to Optimax their Vine Street Common Stock.

          (p)  Appraisal Rights and/or Dissenters' Rights.

          At or prior to Closing, no beneficial or record owner of any outstanding shares of Vine Street Common Stock shall have exercised or shall have given notice to Optimax or Vine Street of their intent to exercise any rights under applicable state law, if any, to dissent from the Exchange or obtain the payment of the fair market value of such shares of Vine Street Common Stock in lieu of participating in the Exchange in accordance with the terms and subject to the conditions set forth herein.

          (q)  Non-Disclosure.

          On or prior to Closing, all current directors, officers and other personnel of Optimax and all agents, advisors and consultants to Optimax with access to the Optimax Registered Rights and the Optimax Proprietary Information and/or the Vine Street Registered Rights and the Vine Street Proprietary Information, shall have executed and delivered to Optimax a confidential information agreement restricting such person's right to disclose any confidential or proprietary information of Optimax or of Vine Street.

          (r)  Private Offering.

          Vine Street shall have successfully completed and closed upon the Minimum Offering in the Private Offering and shall have realized net proceeds therefrom sufficient to ensure that immediately following the Closing of the transactions provided for herein, Optimax shall have on a consolidated pro forma basis sufficient assets and capital surplus to qualify its securities for continued NASDAQ listing.

          (s)  Financial Advisory Fees.

          At or prior to Closing, all obligations or commitments of Optimax and Vine Street to their respective financial advisors and investment bankers shall have been paid or otherwise satisfied, and Optimax and Vine Street shall each have been delivered and received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as each may deem reasonable, necessary or advisable.

     3.6  Conditions to Obligation of Vine Street.
          ---------------------------------------
          The obligations of Vine Street on the Closing Date under the terms set forth in this Agreement are, at the option of Vine Street, subject to the satisfaction or written waiver by Vine Street of each of the following conditions:

          (a)  Accuracy of Representations and Warranties.

          The representations and warranties made by Optimax in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date in which case they shall have been true and correct as of such earlier date.

          (b)  Compliance with Covenants.

          All covenants which Optimax and its subsidiaries Plants For Tomorrow, Inc. ("Plants"), Taylor-Built Industries, Inc. ("TBI") and Switchgear Systems International, Inc. ("SSII") (hereafter Plants, TBI and SSII shall collectively be referred to as the "Subsidiaries") are required to perform, satisfy or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

          (c)  Corporate Approvals.

          Any action required to be taken by the Board of Directors of Optimax, its Subsidiaries and shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

          (d)  Consents and Approvals.

          To the extent that any material lease, mortgage, deed of trust, contract or agreement to which Optimax or any Subsidiary is a party shall require the consent of any person to the exchange of Optimax's shares of Common Stock or any other transaction provided for herein, such consent shall have been obtained and Vine Street shall have received reasonably satisfactory evidence thereof; provided, however, that Optimax and its Subsidiaries shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by Vine Street to the extent that such condition otherwise has an effect on Vine Street or Optimax. Vine Street shall have been furnished with evidence satisfactory to it of the timely consent or approval of, filing with or notice to, each Governmental Authority or Person which in the good faith judgment of Vine Street is necessary or required with respect to the execution and delivery by Optimax and the consummation by Optimax of the transactions contemplated hereby.

          (e)  Review and Due Diligence.

          Vine Street, its investment bankers, legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of Optimax, its assets and liabilities, together with a satisfactory review of Optimax's (and its Subsidiaries') corporate status and the marketability of title to Optimax's property, all of which shall be satisfactory in form and substance to Vine Street in its sole discretion.

          (f)  No Litigation, Etc.

          No action, investigation, litigation or arbitration or proceeding by or before any Governmental Authority, or before any arbitral, mediation panel or tribunal of any kind shall have been instituted or threatened (i) to restrain or prohibit the transactions contemplated by this Agreement or (ii) to claim that the consummation of any such transaction is illegal or (iii) which, if determined adversely, would effect adversely Optimax, any subsidiary or Vine Street following consummation of the transactions contemplated hereby and the Companies shall have delivered to each other certificates dated as of the Closing Date and executed by such parties, stating that to their Best Knowledge, no such items exist. No Governmental Authority or arbitral or mediation panel or tribunal of any kind shall have taken any other action as a result of which the management of Vine Street, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

          (g)  No Material Adverse Change.

          No material adverse change in the business, property, assets or liabilities of any Company shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to Optimax or any Subsidiary hereto has occurred, and Optimax shall have delivered to Vine Street a certificate dated as of the Closing Date to such effect.

          (h)  Update of Contracts.

          Optimax shall have delivered to Vine Street an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 6.20 entered into since the date of this Agreement; and
(ii) all other agreements, contracts and commitments related to the businesses or the assets of Optimax entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "Optimax New Contracts"). Vine Street shall have had the opportunity to review and approve the Optimax New Contracts, and Vine Street shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the Optimax New Contracts.

          (i)  No Adverse Information.

          The investigations with respect to Optimax, the assets, liabilities and their respective businesses performed by Vine Street's respective professional advisors and other representatives shall not have revealed any information concerning Optimax and its Subsidiaries, their assets, liabilities or business that has not been made known to Vine Street, in writing prior to the date of this Agreement and that, in the reasonable opinion of Vine Street and its advisors, materially or adversely affects the business, liabilities or assets of Optimax or its Subsidiaries or its financial condition or the viability of the transactions contemplated by this Agreement.

          (j)  Ordinary Course of Business.

          During the period from the date of this Agreement until the Closing Date, Optimax and its Subsidiaries shall have carried on their respective businesses in the ordinary and usual course, and shall have delivered to Vine Street a certificate to that effect.

          (k)  Liens.

          Optimax shall have delivered to Vine Street a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting the business or assets of Optimax or any subsidiary, except for Permitted Liens identified in Section 6.17.

          (l)  Approval of Counsel.

          All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved as to substance and form by Greenberg Traurig, counsel to Vine Street.

          (mD  Other Documents.

          Optimax shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Vine Street or its attorneys may have reasonably requested.

          (n)  NASDAQ Approval.

          NASDAQ shall have reviewed and approved in writing the Exchange, the other transactions provided for in this Agreement, and shall have approved Optimax Common Stock and Optimax Class BB Warrants for continued listing on NASDAQ following the Closing Date.

          (o)  Appraisal Rights and/or Dissenters' Rights.

          At or prior to Closing, no beneficial or record owner of any outstanding shares of Vine Street Common Stock shall have exercised or shall have given notice to Optimax or Vine Street of their intent to exercise any rights under applicable state law, if any, to dissent from the Exchange or obtain the payment of the fair market value of such shares of Vine Street Common Stock in lieu of participating in the Exchange in accordance with the terms and subject to the conditions set forth herein.

          (p)  No Injunctions or Restraints.

          No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Exchange shall be in effect.

          (q)  Non-Disclosure.

          On or prior to Closing, all current directors, officers and other personnel of Vine Street and all agents, advisors and consultants to Vine Street with access to the Vine Street Registered Rights and the Vine Street Proprietary Information and/or the Optimax Registered Rights and the Optimax Registered Rights, shall have executed and delivered to Vine Street a confidential information agreement restricting such person's right to disclose any confidential or proprietary information of Optimax or of Vine Street.

          (r)  Private Offering.

          Vine Street shall have successfully completed and closed upon the Minimum Offering in the Private Offering and shall have realized net proceeds therefrom sufficient to ensure that immediately following the closing of the transactions provided for herein, Optimax shall have on a consolidated pro forma basis sufficient assets and capital surplus to qualify its securities for continued NASDAQ listing.

          (s)  Financial Advisory Fees.

          At or prior to Closing, all obligations or commitments of Optimax and Vine Street to their respective financial advisors and investment bankers shall have been paid or otherwise satisfied, and Optimax and Vine Street shall each have been delivered and received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as each may deem reasonable, necessary or advisable.

     3.7  Specific Items to be Delivered at the Closing.
          ---------------------------------------------
          The parties shall deliver the following items to the appropriate party at the Closing of the transactions contemplated by this Agreement.

          (a)  To be delivered by Vine Street:

               (i) A certificate dated the Closing Date of Vine Street, signed by the President of Vine Street stating that the representations and warranties of Vine Street set forth in this Agreement are true and correct in all material respects. Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect.

               (ii) A certificate dated the Closing Date of Vine Street, signed by the President and the Chief Financial Officer of Vine Street, in form and substance satisfactory to Optimax and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of Vine Street to close, have been fulfilled or waived in writing, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

             (iii) Certificates dated the Closing Date of Vine Street, signed by the Secretary of Vine Street, (i) certifying attached copies of resolutions duly adopted by the Board of Directors of Vine Street, authorizing the execution of this Agreement and the other transactions to be consummated pursuant thereto; (ii) certifying the names and incumbency of the officers of Vine Street who executed the Agreement and any certificates delivered pursuant to this Section 3.7(a) for and on behalf of Vine Street; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of Vine Street; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which the company is qualified to conduct business.

               (iv) Opinion of Greenberg Traurig, counsel to Vine Street, substantially in the form of Exhibit 3.7(a)(iv).

          (b)  To be delivered by Optimax:

               (i) Certificate or certificates representing the number of shares of Optimax Common Stock determined in accordance with Sections 2.1 and 2.3 to be deposited with the Exchange Agent for the benefit of the holders of shares of Vine Street Common Stock for exchange in accordance with the provisions of Section 2 of this Agreement; and

               (ii) A certificate dated the Closing Date of Optimax, signed by the President of Optimax stating that the representations and warranties of Optimax set forth in this Agreement are true and correct in all material respects. Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect.

             (iii) A certificate dated the Closing Date of Optimax, signed by the Chief Executive Officer and the Chief Financial Officer of Optimax, in form and substance satisfactory to Vine Street and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of Optimax to close, have been fulfilled or waived in writing, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

               (iv) Certificates dated the Closing Date of Optimax, signed by the Secretary of Optimax, (i) certifying attached copies of resolutions duly adopted by the Board of Directors of Optimax, authorizing the execution of this Agreement and the other transactions to be consummated pursuant thereto;
                    (ii) certifying the names and incumbency of the officers of Optimax who executed the Agreement and any certificates delivered pursuant to this Section 3.7(b) for and on behalf of Optimax; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of Optimax and its Subsidiaries; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which Optimax and its Subsidiaries are qualified to conduct business.

               (v) Opinion of Neuman & Cobb, counsel to Optimax, substantially in the form of Exhibit 3.7(b)(v).

               (vi) A certificate dated the Closing Date of Optimax, signed by the President of Optimax, stating that to his Best Knowledge, the only pending investigation by the Securities and Exchange Commission in which Optimax has been requested to produce certain documents or otherwise provide information is the investigation identified and disclosed in writing in materials delivered to Vine Street and its representatives in the course of due diligence disclosures.

     3.8  Election of Directors and Executive Officers of Optimax.
          -------------------------------------------------------
          (a) At Closing, David Dube shall be elected to serve as a member of the Optimax Board of Directors until the next regular annual meeting of the Optimax shareholders or until his successor has been duly elected and qualified.

          (b) At Closing, Paul Stevens shall resign as President and CEO of Optimax and David Dube shall be elected to serve as President and CEO of Optimax until the next regular annual meeting of the Company's Board of Directors or until his successor has been duly elected and qualified.


SECTION 4:  REPRESENTATIONS AND WARRANTIES BY VINE STREET

     As a material inducement to Optimax to enter into this Agreement and with the understanding and expectations that Optimax will be relying thereon in consummating the Exchange contemplated hereunder, Vine Street (hereinafter referred to as the "Corporation" or "Vine Street " for the purposes of this
Section 4 only) represents and warrants as follows:

     4.1  Organization and Standing.
          -------------------------
          Vine Street is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

     4.2  Subsidiaries, etc.
          -----------------
          Except as set forth on Exhibit 4.2, the Corporation does not have any direct or indirect Ownership Interest in any corporation, partnership, joint venture, association or other business enterprise.

     4.3  Qualification.
          -------------
          Except as set forth on Exhibit 4.3 and for any jurisdiction where the failure to be qualified to engage in business as a foreign corporation would not have a material adverse affect on the Corporation, the Corporation is not qualified to engage in business as a foreign corporation in any state other than Massachusetts and there is no other jurisdiction wherein the character of the properties presently owned by the Corporation or the nature of the activities presently conducted by the Corporation makes necessary the qualification, licensing or domestication of the Corporation as a foreign corporation.

     4.4  Corporate Authority.
          -------------------
          Except as set forth on Exhibit 4.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Corporation with any on the provisions hereof will

          (a) conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws;

          (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Corporation prior to the Closing Date or the obtaining of which shall have been waived by Optimax; or any default which would not have a material adverse effect on Vine Street, its business, assets and financial condition.

          (c) violate any order, writ, injunction, decree or, to the Corporation's Best Knowledge, any statute, rule or regulation applicable to the Corporation or any of its properties or assets, which violation would not have a material adverse effect on Vine Street, its business, assets and financial condition. No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the transactions contemplated hereby.

     4.5  Financial Statements.
          --------------------
          The following statements are attached to this Agreement as
Exhibit 4.5:

          (a) Audited financial statements of the Corporation accompanied by a report of its independent certified public accountants containing audited balance sheets for the period beginning at inception and ending December 31, 1995, together with statements of operations from inception to and including December 31, 1995;

          To the Best Knowledge of Vine Street, such financial statements, together with and subject to the disclosures and notes thereto, if any, (i) are in accordance with the books and records of the Corporation; (ii) present fairly the financial condition of the Corporation as of December 31, 1995;
(iii) present fairly the results of operations for the periods covered by such statements; (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; and (v) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of the Corporation, and of the results of operations of the Corporation for the periods covered by such statements.

          As of Closing, except as disclosed on Exhibit 4.5(a), the Corporation does not have any liabilities or payables (absolute or contingent, known or unknown) except for liabilities or payables set forth on the foregoing financial statements or which have not otherwise been disclosed in writing to Optimax on or prior to the Closing Date.

     4.6  Capitalization of the Corporation.
          ---------------------------------
          The authorized capital stock of Vine Street consists of:
(i) 5,000,000 shares of Preferred Stock, $.001 par value, and (ii) 10,000,000 shares of Common Stock, no par value, of which 1,500,000 shares are issued and outstanding. The names of the record owners of the issued and outstanding Common Stock are set forth on Exhibit 2.1 hereto. All issued and outstanding shares of Vine Street Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding rights, options, warrants, subscriptions, calls, convertible securities or agreement of any character or nature under which the Company is or may become obligated to issue any shares of its capital stock of any kind, other than those shares indicated in this Section as presently outstanding and shares issuable in accordance with the terms of this Agreement.

     4.7  Taxes.
          ------
          Except as set forth in Exhibit 4.7, the Corporation has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments shown to be due on such returns or reports. To the Best Knowledge of the Corporation, except as set forth in Exhibit 4.7, the amounts set up as provisions for Taxes in the Latest Financial Statements are sufficient for the payment of all unpaid federal, foreign, state or local Taxes of the Corporation accrued for or applicable to all periods ended on or prior to the date of this Agreement, or which may subsequently be determined to be owing by the Corporation with respect to all periods ending on or prior to the Closing Date, subject to normal year-end adjustments, which will not be material. There are no present disputes as to Taxes of any nature payable by the Corporation.

     4.8  No Actions, Proceedings, etc.
          -----------------------------
          Except as listed on the attached Exhibit 4.8, there is no action or proceeding (whether or not purportedly on behalf of the Corporation) pending or to its knowledge threatened by or against the Corporation which might result in any material adverse change in the condition, financial or otherwise, of the Corporation's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does nor may result in any material adverse change in the Corporation's assets or properties or in the financial condition or the business of the Corporation. Except for liabilities referred to in attached Exhibit 4.8, the Corporation is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

     4.9  Post Balance Sheet Changes.
          --------------------------
          Except as set forth on the attached Exhibit 4.9 and as contemplated by this Agreement, since December 31, 1995, the Corporation has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable otherwise than in the ordinary course of business; (e) waived any rights of substantial value, whether or not in the ordinary course of business;
(f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which materially adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an Exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

     4.10 No Breaches.
          ------------
          The Corporation is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Corporation is a party or by which its assets are bound which, in the aggregate, would have a material adverse effect upon the corporation, its business, assets or financial condition; nor will the consummation of the transactions contemplated hereby cause Vine Street to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which the Corporation is, was or may be bound or to which any of the Corporation's assets are subject.

     4.11 Condition of the Corporation's Assets.
          -------------------------------------
          Except as set forth on Exhibit 4.11 or with respect to any asset which is subject to Section 4.12, 4.13 or 4.15, Vine Street's assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the
operation or values of such assets taken as a whole.   Except as disclosed on
Exhibit 4.11, no person other than Vine Street (including any officer or employee of the Corporation) has any proprietary interest in any know-how or other intangible assets used by the Corporation in the conduct of its business. The Company does not currently market any products for sale.

     4.12 Inventory.
          ---------
          Except as otherwise set forth on Exhibit 4.12, all inventories reflected in the Corporation's December 31, 1995 financial statements in excess of the reserves for excess or obsolete inventories are stated at the lowest of cost, replacement cost or market, and, as so stated, are in good condition and usable or salable in the category in which they are inventoried, in the ordinary course of business of the Corporation, without discounts other than normal trade discounts regularly offered by the Corporation, for prompt payment or quantity purchase.

     4.13 Accounts Receivable.
          -------------------
          The accounts receivable of the Corporation as set forth on the line item therefor in its December 31, 1995 audited financial statements set forth on Exhibit 4.5 represent valid and enforceable obligations due to the Corporation, and, except to the extent of the reserve reflected in the latest financial statements, to the Best Knowledge of Vine Street, shall be collectible by the Corporation in the ordinary course of business. Except as set forth on the attached Exhibit 4.13, the Corporation has not received any notice of any material counterclaim or set-off with respect to such accounts receivable.

     4.14 Corporate Acts and Proceedings.
          ------------------------------
          This Agreement has been duly authorized by all necessary corporate action on behalf of Vine Street, has been duly executed and delivered by an authorized officer of Vine Street, and is a valid and binding Agreement on the part of Vine Street that is enforceable against Vine Street in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

     4.15 Registered Rights and Proprietary Information.
          ---------------------------------------------
          (a) Exhibit 4.15 hereto contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to the Corporation with respect to the foregoing, both domestic and foreign, claimed by the Corporation or used or proposed to be used by the Corporation in the conduct of its business (collectively herein, "Vine Street Registered Rights"). Exhibit 4.15 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "Vine Street Proprietary Information"). Except as described in Exhibit 4.15 hereto, the Corporation is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Vine Street Registered Right or Vine Street Proprietary Information with respect to the use thereof in the conduct of its business or otherwise.

          (b) Except as described in Exhibit 4.15 hereto, to the Corporation's Best Knowledge, the Corporation owns and has the unrestricted right to use the Vine Street Registered Rights and Vine Street Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Corporation or relating to the conduct or proposed conduct of its business free and clear of any right, title, interest, equity or claim of others. As soon as practicable following the execution of this Agreement, and except as described in Exhibit 4.15 hereto, the Corporation agrees to take all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, directors, employees and consultants of the Corporation and others with access to or knowledge of the Vine Street Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the Vine Street Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct or proposed conduct of its business.

          (c) Except as described in Exhibit 4.15 hereto, the Corporation has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any Vine Street Proprietary Information, including without limitation any Vine Street Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by it.
Exhibit 4.15 contains a true and complete list and description of all licenses of Vine Street Proprietary Information granted to the Corporation by others or to others by the Corporation. Except as described in Exhibit 4.15 hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of the Corporation in respect of any Vine Street Proprietary Information used in the conduct of its business.

          (d) Except as described in Exhibit 4.15 hereto, the Corporation owns and on the Closing Date shall own, has and shall have, holds and shall hold, exclusively all right, title and interest in the Vine Street Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the Vine Street Registered Rights and the Vine Street Proprietary Information. To the Best Knowledge of Corporation, the marketing, promotion, distribution or sale by the Corporation of any products or interests subject to the Vine Street Registered Rights or making use of Vine Street Proprietary Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by the Corporation. Except as described in Exhibit 4.15 hereto, to the knowledge of the Corporation after due inquiry no facts or circumstances exist that could result in the invalidation of any of the Vine Street Registered Rights.

     4.16 Changes in Suppliers and Customers.
          ----------------------------------
          Except as disclosed on Exhibit 4.16, the Corporation is not aware of any fact which indicates that any of the suppliers supplying products, components or materials to the Corporation intends to cease selling such products to the Corporation nor is the Corporation aware of any fact which indicates that any major customer of the Corporation intends to terminate its business relations with the Corporation.

     4.17 No Liens or Encumbrances.
          ------------------------
          The Corporation has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever except as set forth on the attached Exhibit 4.17 and except for such property and assets as may be leased by Vine Street, and except for any property which is the subject of Sections 4.12, 4.13 or 4.15.

     4.18 Employee Matters.
          ----------------
          Exhibit 4.18 attached hereto contains a true, complete and accurate list of all employees of the Corporation and the remuneration of each (including wages, salaries and fringe benefits). The Corporation has no information or facts indicating that any employee listed on Exhibit 4.18 intends to terminate his/her employment relationship with the Corporation prior or subsequent to the Closing Date, except as may be required by this Agreement. Except as specifically described on Exhibit 4.18, the Corporation has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. The Corporation does not now and has never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA. The Corporation has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither the Corporation nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of the Corporation. The Corporation is not a party to any collective bargaining or other union agreement. The Corporation has not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had a material adverse effect on the Corporation, its business or assets. Except as set forth in Exhibit 4.9, since December 31, 1995, the Corporation has not made any commitment or agreements to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in connection with its business, and between the date of this Agreement and the Closing Date, the Corporation will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in the conduct of its business, without the prior written consent of all parties hereto.

     4.19 Legal Proceedings and Compliance with Law.
          -----------------------------------------
          Except as set forth in Exhibit 4.19, Vine Street has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to Vine Street which might result in the aggregate in money damages payable by Vine Street in excess of insurance coverage or which might result in a permanent injunction against Vine Street or which would have a material adverse effect on Vine Street, its business, assets or financial condition. Except as set forth in such Exhibit, Vine Street has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of Vine Street, the violation of which might materially and adversely affect it. Except as set forth in such Exhibit, Vine Street is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of Vine Street.

     4.20 Contract Schedules.
          ------------------
          Attached as Exhibits 4.20(A) to 4.20(e) hereto are an accurate list of the following:

          (a) All contracts, leases, agreements, covenants, licenses, instruments or commitments of Vine Street pertaining to the business of Vine Street calling for the payment of $5,000 or more or which is otherwise material to the business of Vine Street, including, without limitation, the following:

               (i)  Executory contracts for the sale of products and services;

               (ii) Executory contracts for the purchase, sale or lease of any assets;

               (iii)     Management or consulting contracts;

               (iv) Patent, trademark and copyright applications, registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

               (v) Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

               (vi) All sales, agency, distributorship or franchise agreements;
                    and

               (vii) Any other contracts not in the ordinary course of business.

          (b) All labor contracts, employment agreements and collective bargaining agreements to which Vine Street is a party.

          (c) All instruments evidencing any liens or security interest securing any indebtedness of Vine Street covering any asset of Vine Street.

          (d) All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of the Corporation.

          (e) Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of Vine Street.

          Except as set forth in Exhibit 4.20(f), all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by the Corporation, or to Vine Street's knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by the Corporation or by any other party to the contracts.

     4.21 Labor Matters.
          -------------
          There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of Vine Street or any of its agent or employees, threatened against Vine Street.

     4.22 Insurance.
          ---------
          Vine Street maintains in full force and effect insurance coverage on its assets and business in such amounts and against such risks and losses as set forth in Exhibit 4.22.

     4.23 Environmental.
          -------------
          Except as disclosed on Exhibit 4.23, Vine Street has never owned or operated any real property except for leased office space:

          (a) to the Best Knowledge of Vine Street, no real property (or the subsurface soil and the ground water thereunder) now or previously leased by Vine Street (the "Leased Premises") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

          (b) to the Best Knowledge of Vine Street, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Leased Premises, now or in the past;

          (c) Vine Street is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Leased Premises, or the generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

          (d) Vine Street has not received any notice and has no knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

          (e) To Vine Street's Best Knowledge, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Leased Premises and any present or former occupant or tenant of the Leased Premises) relating in any way to the presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance. Vine Street further agrees and covenants that Vine Street will not store or deposit on, otherwise release or bring onto or beneath, the Leased Premises any Hazardous Substance prior to the Closing Date; and

          (f) there is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to Vine Street's Best Knowledge, threatened, against Vine Street, and Vine Street knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to Vine Street's compliance with environmental laws, regulations, rules, guidelines and ordinances.

          For purposes of this Section 4.23, "Hazardous Substance" shall mean and include (1) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (3) hazardous wastes and hazardous substances as specified under any New York state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (4) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Leased Premises, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith. For purposes of this Section 4.23, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance: (A) fuel oil and natural gas for heating, (B) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (C) materials routinely used in the day-to-day operations of an office, such as copier toner, (D) consumer products, (E) material reasonably necessary and customarily used in construction and repair of an office project, and (F) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

     4.24 Disclosure of Information.
          -------------------------
          The Corporation represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals. The Corporation represents and warrants that, to its Best Knowledge, (i) there exists no material information concerning the Corporation which has been requested but not been disclosed to or made available to the other parties and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (ii) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

SECTION 5:  COVENANTS OF VINE STREET

     5.1  Preservation of Business.
          ------------------------
          Until Closing, Vine Street shall use its best efforts to :

          (a)  preserve intact the present business organization of Vine
Street;

          (b) maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

          (c) preserve and protect the goodwill and advantageous relationships of Vine Street with its customers and all other persons having business dealings with Vine Street;

          (d) preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of Vine Street; and

          (e)  comply with all laws applicable to the conduct of its business

     5.2  Ordinary Course.
          ---------------
          Vine Street shall conduct its business only in the usual, regular and ordinary course, in substantially the same manner as previously, and shall not make any substantial change to its methods of management or operation in respect of such business or property. Without limiting the foregoing, Vine Street shall not, with respect to Vine Street:

          (a) sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of its property or assets, other than in the ordinary course of business;

          (b) incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment, except in the ordinary course of business.

     5.3  Negative Covenants.
          ------------------
          Except as contemplated by this Agreement or disclosed in Exhibits to this Agreement, from the date hereof until the Closing Date, unless and until Optimax otherwise consents in writing, Vine Street will not (a) change or alter the physical contents or character of the inventories of its business, if any, so as to materially affect the nature of Vine Street's business or materially and adversely change the total dollar valuation of such inventories from that reflected on its December 31, 1995 financial statements referred to in Section
4.5 other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any material transactions or series of transactions other than in the ordinary course of business.

     5.4  Access to Books and Records, Premises, etc.
          -------------------------------------------
          From the date of this Agreement through the Closing Date, Vine Street will grant Optimax and its authorized representatives reasonable access to its books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours and in a manner not to disrupt or interfere with Vine Street's business relationships for purposes of enabling Optimax to fully investigate the business of Vine Street. Vine Street will also deliver copies of its monthly statements of operations and financial condition for the period subsequent to its December 31, 1995 financial statements referred to in Section 4.5 to Optimax within a reasonable time of such statements becoming available.

     5.5  Compensation.
          ------------
          Vine Street shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of Vine

Street prior to the Closing Date, except for any extensions of said contracts or agreements on substantially the same terms and conditions as were previously in effect.

     5.6  No Solicitation.
          ---------------
          (a) Except in connection with the transactions contemplated by this Agreement, Vine Street shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, Vine Street or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of Vine Street or any of its subsidiaries or any investment banker, attorney or other advisor or representatives of Vine Street or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section by Vine Street. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving Vine Street or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or business of Vine Street or any of its subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Except upon a material breach of this Agreement by Optimax or following termination hereof, except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of Vine Street nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Optimax, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or
(ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

          (c) Vine Street promptly shall advise Optimax orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. Vine Street will keep Optimax fully informed of the status and details of any such takeover proposal or inquiry.

          (d) The provisions of this Section 5.6 shall not be construed to prevent any investment banker, attorney or other advisor or representative of Vine Street to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

SECTION 6:  REPRESENTATIONS AND WARRANTIES OF OPTIMAX

     As a material inducement to Vine Street to enter into this Agreement and with the understanding and expectations that Vine Street will be relying thereon in consummating the Exchange contemplated hereunder, Optimax and its Subsidiaries Plants For Tomorrow, Inc. ("Plants"), Taylor-Built Industries, Inc. ("TBI") and Switchgear Systems International, Inc. ("SSII") (hereafter collectively referred to as the "Subsidiaries") (hereinafter Optimax and its Subsidiaries shall collectively be referred to as the "Corporation" unless the context otherwise requires for the purposes of this Section 6 only) hereby represents and warrants as follows:

     6.1  Organization and Standing.
          -------------------------
          Optimax, Plants and SSI are corporations duly organized, validly existing and in good standing under the laws of the State of Colorado and TBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and each has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

     6.2  Subsidiaries, etc.
          -----------------
          Except as set forth on Exhibit 6.2 hereto, the Corporation does not have any direct or indirect Ownership Interest in any corporation, partnership, joint venture, association or other business enterprise.

     6.3  Qualification.
          -------------
          Except as set forth on Exhibit 6.3 and for any jurisdiction where the failure to be qualified to engage in business as a foreign corporation would not have a material adverse effect on the corporation, the Corporation is not qualified to engage in business as a foreign corporation in any state other than Colorado, Florida and Texas and there is no other jurisdiction wherein the character of the properties presently owned by the Corporation or the nature of the activities presently conducted by the Corporation makes necessary the qualification, licensing or domestication of the Corporation as a foreign corporation.

     DOC  Corporate Authority.
          -------------------
          Except as set forth on Exhibit 6.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Optimax with any on the provisions hereof will

          (a) conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws or similar documents of any Subsidiary;

          (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Corporation prior to the Closing Date or the obtaining of which shall have been waived by Vine Street; or

          (c) violate any order, writ, injunction, decree or, to the Corporation's Best Knowledge, any statute, rule or regulation applicable to the Corporation or any of its properties or assets. No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the transactions contemplated hereby, except for possible notice under plant closing laws.

     6.5  Financial Statements.
          --------------------
          The following statements are attached to this Agreement as Exhibit
6.5:

          (a) Audited financial statements of the Corporation accompanied by a report of its independent certified public accountants containing audited balance sheets of Optimax for the period beginning at inception and ending December 31, 1994, together with statements of operations for the Corporation from inception to and including December 31, 1994;

          (b) Unaudited financial statements of the corporation containing balance sheets and statements of operations for the Corporation covering the period from the end of the period covered by the most recent audited financial statements of the corporation through December 31, 1995.

          To the Best Knowledge of the Corporation, such financial statements, together with and subject to the disclosures and notes thereto, (i) are in accordance with the books and records of the Corporation; (ii) present fairly the financial condition of the Corporation; as of the dates of the balance sheets; (iii) present fairly the results of operations for the periods covered by such statements; (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; (v) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of the Corporation, and of the results of operations of the Corporation for the periods covered by such statements; and (vi) fully comply with all requirements of Regulation SB and all applicable securities laws.

          As of Closing, except as set forth in Exhibit 6.5(b) hereto, the Corporation will not have any liabilities or payables (absolute or contingent, known or unknown), except as reflected in the financial statements, or described in its reports filed under Section 13(a) of the Exchange Act (copies of which shall have been provided to Vine Street and its counsel) or set forth in Exhibits to this Agreement, except as disclosed to Vine Street prior to the Closing Date.

     6.6  Capitalization of the Corporation.
          ---------------------------------
          (a) The authorized capital stock of Optimax consists entirely of 20,000,000 shares of Common Stock having a par value of $.02 per share, and 5,000,000 shares of Preferred Stock having a par value of $.001 per share. As of the date of this Agreement, 1,703,091 shares of Common Stock are issued and outstanding. As of the Closing Date, no more than 1,703,091 shares of Common Stock and no shares of Preferred Stock will be issued and outstanding. All outstanding shares of Optimax's capital stock have been validly issued, are fully paid and non-assessable, and are not subject to pre-emptive rights. The shares of Common Stock to be issued to the Shareholders on the Closing Date in accordance with Section 2.1 hereof have been duly approved by the Directors of Optimax and will, upon their issuance, have been validly issued and will be fully paid and non-assessable. As of the date of this Agreement, Optimax has outstanding options and warrants exercisable to purchase, in the aggregate, 764,124 shares of the Company's Common Stock, all of which have been duly reserved for issuance. As of the Closing Date, Optimax will have outstanding options and warrants exercisable to purchase, in the aggregate, no more than 764,124 shares of Optimax Common Stock, all of which shall be duly reserved for issuance. There are no other equity securities of Optimax authorized, issued or outstanding, and there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of Optimax's capital stock, equity securities, debt or other securities convertible into stock or equity securities of Optimax. As of the date of this Agreement, there are no outstanding contractual obligations of Optimax or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Optimax or any of its Subsidiaries.

          (b) The authorized capital stock of Taylor-Built consists entirely of 10,000 shares of Common Stock having a par value of $1.00 per share, of which 1,000 shares are issued and outstanding. The authorized capital stock of Plants consists entirely of 100,000,000 shares of Common Stock having a par value of $.001 per share and 50,000,000 shares of Preferred Stock having a par value of $.01 per share, of which 100,000 shares are issued and outstanding. The authorized capital stock of SSII consists entirely of 100,000,000 shares of Common Stock having a par value of $.001 per share and 50,000,000 shares of Preferred Stock having a par value of $.01 per share, of which 100,000 shares are issued and outstanding. Optimax is sole shareholder of 100% of the issued and outstanding shares of Common Stock of Taylor-Built, Plants and SSII. All outstanding shares of capital stock of the Subsidiaries have been validly issued, are fully paid and non-assessable, and are not subject to pre-emptive rights. As of the date of this Agreement and as of the Closing Date, there are no outstanding options, warrants or other rights exercisable to purchase or convertible into any shares of capital stock of any of the Subsidiaries. There are no other equity securities of any Subsidiary, authorized, issued or outstanding, and there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of the Subsidiaries' capital stock, equity securities, debt or other securities convertible into stock or equity securities of any Subsidiary. As of the date of this Agreement, there are no outstanding contractual obligations of any Subsidiary to repurchase, redeem or otherwise acquire of any its shares of capital stock.

     6.7  Taxes.
          -----
          Except as set forth in Exhibit 6.7, the Corporation has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments shown to be due on such returns or reports. The amounts set up as provisions for Taxes in the Latest Financial Statements are sufficient for the payment of all unpaid federal, foreign, state or local Taxes of the Corporation accrued for or applicable to all periods ended on or prior to the date of this Agreement, or which may subsequently be determined to be owing by the Corporation with respect to all periods ending on or prior to the Closing Date, subject to normal year-end adjustments, which will not be material. There are no present disputes as to Taxes of any nature payable by the Corporation.
There will be no Taxes which will be owing by Optimax or any Subsidiary with respect to periods ending on or prior to the Closing Date, except for Taxes for which Optimax has made sufficient reserves of cash or cash equivalents to pay such Taxes.

     6.8  No Actions, Proceedings, etc.
          -----------------------------
          Except as listed on the attached Exhibit 6.8, there is no action or proceeding (whether or not purportedly on behalf of the Corporation) pending or to its knowledge threatened by or against the Corporation, which might result in any material adverse change in the condition, financial or otherwise, of the Corporation's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does nor may result in any material adverse change in the Corporation's assets or properties or in the financial condition or the business of the Corporation. The Corporation is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

     6.9  Post Balance Sheet Changes.
          --------------------------
          Except as set forth on Exhibit 6.9 and as contemplated by this Agreement, since the date of the latest financial statements, the Corporation has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business;
(h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an Exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

     6.10 No Breaches.
          ------------
          Except as set forth on Exhibit 6.10, the Corporation is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Corporation is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause Optimax or any Subsidiary to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which the Corporation is, was or may be bound or to which any of the Corporation's assets are subject.

     6.11 Condition of the Corporation's Assets.
          -------------------------------------
          Except as set forth on Exhibit 6.11 or with respect to any asset which is subject to Section 6.12, 6.13 or 6.15, the Corporation's assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the
operation or values of such assets.   Except as disclosed on Exhibit 6.11, no
person other than the Corporation (including any officer or employee of the Corporation) has any proprietary interest in any know-how or other intangible assets used by the Corporation in the conduct of its business. All product which is currently being marketed by the Corporation is operable for its intended purposes in accordance with its written specifications and trade representations.

     6.12 Inventory.
          ---------
          Except as otherwise set forth on Exhibit 6.12, all inventories reflected in the Corporation's latest financial statements in excess of the reserves for excess or obsolete inventories are stated at the lowest of cost, replacement cost or market, and, as so stated, are in good condition and usable or salable in the category in which they are inventoried, in the ordinary course of business of the Corporation, without discounts other than normal trade discounts regularly offered by the Corporation, for prompt payment or quantity purchase.

     6.13 Accounts Receivable.
          -------------------
          The accounts receivable of the Corporation represent valid and enforceable obligations due to the Corporation, and, except to the extent of the reserve reflected in the latest financial statements, to the Best Knowledge of the Corporation, shall be collectible by the Corporation in the ordinary course of business. Except as set forth on the attached Exhibit 6.13, the Corporation has not received any notice of any material counterclaim or set-off with respect to such accounts receivable.

     6.14 Corporate Acts and Proceedings.
          ------------------------------
          This Agreement has been duly authorized by all necessary corporate action on behalf of Optimax, has been duly executed and delivered by authorized officers of Optimax, and is a valid and binding Agreement on the part of Optimax that is enforceable against Optimax in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to issue and deliver to the Vine Street Shareholders the Exchange Shares and Exchange Rights (each as described in Sections 2.1, 2.2 and 2.3) has been taken by Optimax.

     6.15 Registered Rights and Proprietary Information.
          ---------------------------------------------
          (a) Exhibit 6.15 hereto contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to the Corporation with respect to the foregoing, both domestic and foreign, claimed by the Corporation or used or proposed to be used by the Corporation in the conduct of its business (collectively herein, "Optimax Registered Rights"). Exhibit 6.15 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "Optimax Proprietary Information").
Except as described in Exhibit 6.15 hereto, the Corporation is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Optimax Registered Right or Optimax Proprietary Information with respect to the use thereof in the conduct of its business or otherwise.

          (b) Except as described in Exhibit 6.15 hereto, to the Corporation's Best Knowledge, the Corporation owns and has the unrestricted right to use the Optimax Registered Rights and Optimax Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Corporation or relating to the conduct or proposed conduct of its business free and clear of any right, title, interest, equity or claim of others. As soon as practicable following the execution of this Agreement and except as described in Exhibit 6.15 hereto, the Corporation agrees to take all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, directors, employees and consultants of the Corporation and others with access to or knowledge of the Optimax Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the Optimax Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct or proposed conduct of its business.

          (c) Except as described in Exhibit 6.15 hereto, the Corporation has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any Optimax Proprietary Information, including without limitation any Optimax Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by it.
Exhibit 6.15 contains a true and complete list and description of all licenses of Optimax Proprietary Information granted to the Corporation by others or to others by the Corporation. Except as described in Exhibit 6.15 hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of the Corporation in respect of any Optimax Proprietary Information used in the conduct of its business.

          (d) Except as described in Exhibit 6.15 hereto, the Corporation owns and on the Closing Date shall own, has and shall have, holds and shall hold, exclusively all right, title and interest in the Optimax Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the Optimax Registered Rights and the Optimax Proprietary Information. To the Best Knowledge of Corporation, the marketing, promotion, distribution or sale by the Corporation of any products or interests subject to the Optimax Registered Rights or making use of Optimax Proprietary

Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by the Corporation. Except as described in Exhibit 6.15 hereto, to the knowledge of the Corporation after due inquiry no facts or circumstances exist that could result in the invalidation of any of the Optimax Registered Rights.

     6.16 Changes in Suppliers and Customers.
          ----------------------------------
          Except as disclosed on Exhibit 6.16, the Corporation is not aware of any fact which indicates that any of the suppliers supplying products, components or materials to the Corporation intends to cease selling such products to the Corporation nor is the Corporation aware of any fact which indicates that any major customer of the Corporation intends to terminate its business relations with the Corporation.

     6.17 No Liens or Encumbrances.
          ------------------------
          The Corporation has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever except as set forth on the attached Exhibit 6.17 and except for such property and assets as may be leased by the Corporation, and except for any property which is the subject of Sections 6.12, 6.13 or 6.15.

     6.18 Employee Matters.
          ----------------
          As of the Closing Date, the Corporation shall have no employees and shall not be a party to or bound by any employment agreements or commitments. Except as specifically described on Exhibit 6.18, the Corporation has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. The Corporation does not now and has never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA. The Corporation has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither the Corporation nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of the Corporation. The Corporation is not a party to any collective bargaining or other union agreement. The Corporation has not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which has a material adverse effect on the Corporation, its business or assets.

     6.19 Legal Proceedings and Compliance with Law.
          -----------------------------------------
          Except as set forth in Exhibit 6.19, the Corporation has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to the Corporation which might result in the aggregate in money damages payable by the Corporation in excess of insurance coverage or which might result in a permanent injunction against the Corporation. Except as set forth in such Exhibit, the Corporation has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of the Corporation, the violation of which might materially and adversely affect it. Except as set forth in such Exhibit, the Corporation is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the businesses, operations, prospects, property, assets or condition, financial or otherwise, of the Corporation.

     6.20 Contracts.
          ---------
          Attached as Exhibits 6.20(a) to 6.20(e) hereto are an accurate list and summary description of the following:

          (a) All contracts, leases, agreements, covenants, licenses, instruments or commitments of the Corporation pertaining to the business of the Corporation calling for the payment of $5,000 or more or which is otherwise material to the business of the Corporation, including, without limitation, the following:

               (i)  Executory contracts for the sale of products and services;

               (ii) Executory contracts for the purchase, sale or lease of any assets;

               (iii)     Management or consulting contracts;

               (iv) Patent, trademark and copyright applications, registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

               (v) Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

               (vi) All sales, agency, distributorship or franchise agreements;
                    and

               (vii) Any other contracts not in the ordinary course of business.

          (b) All labor contracts, employment agreements and collective bargaining agreements to which Optimax or any Subsidiary is a party.

          (c) All instruments evidencing any liens or security interest securing any indebtedness of Optimax or any Subsidiary covering any asset of Optimax or any Subsidiary.

          (d) All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of the Corporation.

          (e) Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of Optimax or any Subsidiary.

          Except as set forth in Exhibit 6.20(f), all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by the Corporation, or to the Corporation's knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by the Corporation or by any other party to the contracts.

     6.21 Labor Matters.
          -------------
          There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of the Corporation or any of its agent or employees, threatened against the Corporation.

     6.22 Insurance.
          ---------
          Optimax maintains in full force and effect insurance coverage on the assets and business of the Corporation in such amounts and against such risks and losses as set forth in Exhibit 6.22.

     6.23 Environmental.
          -------------
          Except as disclosed on Exhibit 6.23:

          (a) to the Best Knowledge of the Corporation, no real property (or the subsurface soil and the ground water thereunder) now or previously owned by the Corporation (the "Real Property") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

          (b) to the Best Knowledge of the Corporation, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Real Property, now or in the past;

          (c) the Corporation is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Real Property, or the generation, transportation, storage, treatment or disposal at the Real Property, of any Hazardous Substance;

          (d) the Corporation has not received any notice and has no knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Real Property, or any generation, transportation, storage, treatment or disposal at the Real Property, of any Hazardous Substance;

          (e) to the Corporation's Best Knowledge, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Real Property and any present or former occupant or tenant of the Real Property) relating in any way to the presence, release, threat of release, placement on or in the Real Property, or any generation, transportation, storage, treatment or disposal at the Real Property, of any Hazardous Substance. The Corporation further agrees and covenants that the Corporation will not store or deposit on, otherwise release or bring onto or beneath, the Real Property any Hazardous Substance prior to the Closing Date; and

          (f) there is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to the Corporation's Best Knowledge, threatened, against the Corporation, and the Corporation knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to the Corporation's compliance with environmental laws, regulations, rules, guidelines and ordinances.

          For purposes of this Section 6.23, "Hazardous Substance" shall mean and include (1) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (3) hazardous wastes and hazardous substances as specified under any Colorado, Florida or Texas state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (4) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Real Property, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith. For purposes of this Section 6.23, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance: (A) fuel oil and natural gas for heating,
(B) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (C) materials routinely used in the day-to-day operations of an office, such as copier toner, (D) consumer products, (E) material reasonably necessary and customarily used in construction and repair of an office project, and (F) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

     6.24 Compliance with Reporting Requirements.
          --------------------------------------
          Optimax represents, warrants and agrees that, as of the date of Closing, Optimax has filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") and NASDAQ required to be filed by it pursuant to the Securities Act and the Exchange Act, including, without limitation, all reporting requirements of Section 13(a) of the Exchange Act, the rules and regulations of the Commission and the rules of NASDAQ. The reports filed with the Commission and/or NASDAQ, to Optimax's Best Knowledge, do not, and did not as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.25 Disclosure of Information.
          -------------------------
          The Corporation represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals and have been provided with the knowledge of the Corporation that the receiving party will rely upon same in connection with that parties' decision to consummate the transactions provided for in this Agreement. The Corporation represents and warrants that, to its Best Knowledge, (i) there exists no material information concerning the Corporation which has been requested but not been disclosed to or made available to the other parties and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (ii) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

SECTION 7:  COVENANTS OF OPTIMAX

     7.1  Preservation of Business.
          ------------------------
          Until Closing, Optimax shall use its best efforts to :

          (a) preserve intact the present business organization of the Corporation;

          (b) maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

          (c) preserve and protect the goodwill and advantageous relationships of the Corporation with its customers and all other persons having business dealings with the Corporation;

          (d) preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of the Corporation; and

          (e)  comply with all laws applicable to the conduct of its business.

     7.2  Ordinary Course.
          ---------------
          Optimax shall not, without the prior written consent of Vine Street:

          (a) sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of the property or assets of Optimax or the Subsidiaries;

          (b) incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment;

     7.3  Negative Covenants.
          ------------------
          Except as contemplated by this Agreement or as disclosed in Exhibits to this Agreement, from the date hereof until the Closing Date, unless and until Vine Street otherwise consents in writing, Optimax and the Subsidiaries will not (a) change or alter the physical contents or character of the inventories of its business, so as to materially affect the nature of the Corporation's business or materially and adversely change the total dollar valuation of such inventories from that reflected on the financial statements referred to in Section 4.5 other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any transactions or series of transactions other than in the ordinary course of business.

     7.4  Access to Books and Records, Premises, etc.
          -------------------------------------------
          From the date of this Agreement through the Closing Date, Optimax will grant Vine Street and its authorized representatives reasonable access to its and the Subsidiaries' books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours for purposes of enabling Vine Street to fully investigate the business of Optimax and the Subsidiaries. Optimax will also deliver copies of the monthly statements of operations and financial condition for the period subsequent to the latest financial statements to Vine Street within a reasonable time of such statements becoming available.

     7.5  Compensation.
          ------------
          Optimax and the Subsidiaries shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of Optimax or the Subsidiaries prior to the Closing Date, except for any extensions of said contracts or agreements on substantially the same terms and conditions as were previously in effect.

     7.6  No Solicitation.
          ---------------
          (a) Except in connection with the transactions contemplated by this Agreement, Optimax shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, Optimax or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the proceeding sentence by any executive officer of Optimax or any of its Subsidiaries or any investment banker, attorney or other advisor or representatives of Optimax or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section by Optimax. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving Optimax or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or any business of Optimax or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Except upon material breach of this Agreement by Vine Street or following termination hereof, except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of Optimax nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Vine Street, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

          (c) Optimax promptly shall advise Vine Street orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. Optimax will keep Vine Street fully informed of the status and details of any such takeover proposal or inquiry.

          (d) The provisions of this Section 7.6 shall not be construed to prevent any investment banker, attorney or other advisor or representative of Optimax or any Subsidiary to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

     7.7  Audited Financial Statements.
          ----------------------------
          (a) Optimax shall deliver as promptly as possible after the date hereof but in no event later than prior to the Closing Date (i) the audited consolidated balance sheet of Optimax and its Subsidiaries as of December 31, 1995, and the related audited consolidated statements of income, stockholders' equity and cash flows for the fiscal year ended December 31, 1995, accompanied by the report of its independent financial accountant, in form and substance satisfactory to Vine Street, its counsel and auditor.

          (b) The foregoing financial statements shall be subject to the representations and warranties contained in Section 6.5 hereof to the same extent as if such financial statements were expressly referred to therein.

     7.8  Application For NASDAQ Approval.
          -------------------------------
          Within seven (7) business days following the receipt by Optimax from Vine Street of Vine Street's draft audited financial statements for the periods ended December 31, 1995 and pro forma financial information prepared to give effect to the consummation of the Exchange described herein, Optimax agrees to use its best efforts to prepare and file with NASDAQ such applications, notices, reports and other information as may be reasonably required to obtain the approval by NASDAQ of the continued NASDAQ listing of the Optimax's securities following consummation of the transactions provided for herein.
Vine Street agrees to provide Optimax with such documents, information and other materials as Optimax may reasonably request in connection with effecting such application and to otherwise cooperate with Optimax in its efforts to obtain such NASDAQ approval.

     7.9  Delivery of Additional Filings.
          ------------------------------
          Following the execution of this Agreement and until the Closing Date, Optimax shall provide Vine Street with copies of any and all reports, filings, notices or other information which Optimax may prepare and file with or receive from the Commission, NASDAQ or any other regulatory authority, (and shall give Vine Street an opportunity to review and comment on any such filings) as well as copies of any pleadings, notices or other filings made in connection with any pending litigation, arbitration, investigation or proceeding in which Optimax or any Subsidiary is party or otherwise involved.

SECTION 8:     TERMINATION

     8.1  Termination.
          -----------
          This Agreement may be terminated and abandoned solely as follows:

          (a) At any time until the Closing Date by the mutual agreement of Optimax and Vine Street.

          (b) By any party hereto, if for any reason the parties have failed to close this Agreement on or before thirty (30) days from the date of this Agreement, provided that the party requesting termination is not then in default thereunder.

          (c) By any party hereof, if the other party shall have breached any representation, warranty or covenant contained in this Agreement and shall have failed to cure such breach within ten (10) days following written notice thereof by the party seeking termination.

          (d) By any party hereof prior to March 31, 1996 if the results of the due diligence investigation of the other shall not be satisfactory to such party in its sole discretion.

          In the event of any termination pursuant to this Section 8.1(b) or
(c), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to all of the other parties hereto.

     8.2  Effect of Termination.
          ---------------------
          If the Exchange is terminated and abandoned as provided for in this
Section 8, this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement; provided, however, that no such termination shall terminate or limit the rights of any such terminating party to enforce any remedy otherwise available for any breach hereof.

SECTION 9:  INDEMNIFICATION AND REMEDIES FOR BREACH

     9.1  Indemnification by Optimax.
          --------------------------
          (a) Optimax shall defend, indemnify and hold Vine Street, its officers, employees, directors, affiliates, controlling persons, agents, advisors, consultants and other representatives (all of such persons being deemed to be within the meaning of the term "Vine Street" for purposes of Vine Street's rights and remedies), harmless against and in respect of any damage, loss, liability, cost or expense, including expert witness fees and reasonable attorneys' fees and expenses, whether or not recoverable under applicable state law, resulting or arising from or incurred in connection with:

               (i) any misrepresentation, breach of warranty, or nonfulfillment or nonperformance of any agreement on the part of Optimax under this Agreement, or any misrepresentation or omission from any exhibit, schedule, list, certificate or other instrument furnished or to be furnished by it under this Agreement, or any noncompliance on the part of Optimax with applicable law;

               (ii) any and all liabilities of Optimax of any nature
                    whatsoever, whether accrued, absolute, contingent or otherwise and whether known or unknown, except to the extent that any such liability arises from Vine Street's failure to perform or discharge, when due, Vine Street's future obligations; and

               (iii) any actions, suits, proceedings, damages, assessments, judgments, costs or expenses incident to any of the foregoing.

          (b) Promptly after the receipt by Vine Street of notice of any claim asserted by a third party that may give rise to Optimax's liability to Vine Street under this Section, Vine Street shall give to Optimax written notice of such claim (but the failure to so give such notice shall not relieve Optimax of any obligation hereunder unless such failure shall proximately cause actual harm or material prejudice to Optimax in connection with any such claim), and Optimax shall be entitled to participate at its own expense in the defense of any such claim. Vine Street shall not pay, acknowledge, compromise or settle any such claim without the written consent of Optimax, unless such payment, acknowledgement, compromise or settlement results in a full and complete release and discharge of Optimax from any liability.

     9.2  Indemnification by Vine Street.
          ------------------------------
          (a) Vine Street shall defend, indemnify and hold Optimax, its officers, employees, directors, affiliates, controlling persons, partners, shareholders, agents, advisors, consultants and other representatives (all of such persons being deemed to be within the meaning of the term "Optimax" for purposes of Optimax's rights and remedies), harmless against and in respect of any damage, loss, liability, cost or expense, including expert witness fees and reasonable attorneys' fees, whether or not recoverable under applicable state law, resulting or arising from or incurred in connection with:

               (i) any misrepresentation, breach of warranty, or nonfulfillment or nonperformance of any agreement on the part of Vine Street under this Agreement, or any misrepresentation or omission from any exhibit, schedule, list, certificate or other instrument furnished or to be furnished by it under this Agreement.

               (ii) any and all liabilities of Vine Street of any nature
                    whatsoever, whether accrued, absolute, contingent or otherwise and whether known or unknown, except to the extent that any such liability arises from Optimax's failure to perform or discharge, when due, Optimax's future obligations;

               (iii) any actions, suits, proceedings, damages, assessments, judgments, costs or expenses incident to any of the foregoing.

          (b) Promptly after the receipt by Optimax of notice of any claim asserted by a third party that may give rise to Vine Street's liability to Optimax under this Section, Optimax shall give to Vine Street written notice of such claim (but the failure to so give such notice shall not relieve Vine Street of any obligation hereunder unless such failure shall proximately cause actual harm or material prejudice to Vine Street in connection with any such claim) and Vine Street shall be entitled to participate at its own expense in the defense of any such claim. Optimax shall not pay, acknowledge, compromise or settle any such claim without the written consent of Vine Street, unless such payment, acknowledgement, compromise or settlement results in a full and complete release and discharge of Vine Street from any liability.

     9.3  Additional Notice.
          -----------------
          Notwithstanding the provisions of Sections 9.1 or 9.2 above, promptly after the receipt by any party hereto of notice of any claim asserted by a third party that may give rise to the liability of any party for which the right to indemnification may be claimed under this Section, such party shall give to each other party written notice of such claim as soon as practicable (but the failure to so give such notice shall not relieve any party of any obligation hereunder unless such failure shall proximately cause actual harm or material prejudice to any party in connection with any such claim). The provisions of this Section 9.3 in addition to and not in lieu of the covenants of the parties contained in Sections 9.1 or 9.2 above.

     OPT  Determination of Damages and Related Matters.
          --------------------------------------------
          (a) Upon the occurrence of any event which would give rise to a claim by Optimax against, or to a right of defense and indemnity against Vine Street pursuant to this Section 9, or in the event that any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which Vine Street may become obligated to Optimax hereunder, Optimax shall give notice to Vine Street of the occurrence of such event and shall identify Optimax's choice of counsel to represent such investigation, claim or proceedings, provided that the failure of Optimax to give notice shall not affect the indemnification obligations of Vine Street hereunder. Optimax (i) shall have the exclusive right to so defend, contest or protect against such matter utilizing the counsel of Optimax's choice (who shall be reasonably acceptable to a representative of Vine Street), and (ii) without further notice may set off or apply against all amounts due Vine Street hereunder, or their affiliates, under any instrument or pursuant to any obligation other than an obligation to pay Vine Street compensation for services rendered on behalf of Optimax, the full amount for which indemnification hereunder is provided. Vine Street shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof by counsel of their choice.

          (b) As Optimax incurs expenses for which indemnification hereunder is provided and after any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, Optimax shall forward to Vine Street notice of any sums due and owing by them pursuant to this Agreement with respect to such matter and they shall be required to pay all of the sums so due and owing to Optimax by certified or bank cashier's check within ten (10) days of such notice.

          (c) Upon the occurrence of any event which would give rise to a claim by Vine Street against, or to a right of defense and indemnity against Optimax pursuant to this Section 9, or in the event that any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which Optimax may become obligated to Vine Street hereunder, Vine Street shall give notice to Optimax of the occurrence of such event and shall identify their choice of counsel to represent such investigation, claim or proceedings, provided that the failure of either or both of them to give notice shall not affect the indemnification obligations of Optimax hereunder. Vine Street (i) shall have the exclusive right to so defend, contest or protect against such matter utilizing the counsel of their choice (who shall be reasonably acceptable to a representative of Optimax), and (ii) without further notice may set off or apply against all amounts due Optimax hereunder, or their affiliates, under any instrument or pursuant to any obligation, the full amount for which indemnification hereunder is provided. Optimax shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof by counsel of its choice.

          (d) As Vine Street incur expenses for which indemnification hereunder is provided and after any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, Vine Street shall forward to Optimax notice of any sums due and owing by it pursuant to this Agreement with respect to such matter and shall be required to pay all of the sums so due and owing to Vine Street by certified or bank cashier's check within ten (10) days of such notice. Optimax shall be required to pay all of the sums due and owing to Vine Street within ten (10) days of such notice.

     9.5  Remedies for Breach.
          -------------------
          In the event of any breach of any of the provisions of this Agreement, including but not limited to any breach of any covenant, warranty or representation made by any party hereto, the breaching or defaulting party shall be liable pursuant to the provisions of 9.1 or 9.2 above. In the event of any material breach by any party of any provision under this Agreement, either party may file suit. Nothing contained in this Agreement shall be deemed to preclude a party to sue for or seek specific performance of the provisions of this Agreement in the appropriate circumstance. The provisions of this
Section 9 shall survive any termination hereof.

SECTION 10:  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     10.1 Nondisclosure of Confidential Information.
          -----------------------------------------
          Each of the parties hereto recognizes and acknowledges that it has and will have access to certain nonpublic information of the others which shall be deemed the confidential information of the other Companies (including, but not limited to, business plans, costs, trade secrets, licenses, research projects, profits, markets, sales, customer lists, strategies, plans for future development, financial information and any other information of a similar nature) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of the Companies. Information received by the other party or its representatives shall not be deemed Confidential Information and afforded the protections of this Section 10 if, on the Closing Date, such information has been (i) developed by the receiving party independently of the disclosing party, (ii) rightfully obtained without restriction by the receiving party from a third party, provided that the third party had full legal authority to possess and disclose such information, (iii) publicly available other than through the fault or negligence of the receiving party, (iv) released without restriction by the disclosing party to anyone, including the United States government, or (v) properly and lawfully known to the receiving party at the time of its disclosure, as evidenced by written documentation conclusively established to have been in the possession of the receiving party on the date of such disclosure. Each of the parties hereto agrees that it shall not disclose, and that it shall use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of the Companies who agree to be bound by this confidentiality agreement. Notwithstanding, a party may use and disclose any such confidential information to the extent that a party may become compelled by Legal Requirements to disclose any such information; provided, however, that such party shall use all reasonable efforts and shall have afforded the other Companies the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for any such information compelled to be disclosed. In the event of termination of this Agreement, each party shall use all reasonable efforts to cause to be delivered to the other parties, and to retain no copies of, any documents, work papers and other materials obtained by such party or on such party's behalf during the conduct of the matters provided for in this Agreement, whether so obtained before or after the execution hereof. Each of the Companies recognizes and agrees that violation of any of the agreements contained in this Section 10 will cause irreparable damage or injury to the Companies, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the Companies shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the Companies may have against each other. The provisions of this Section 10.1 shall survive any termination of this Agreement.

     10.2 No Publicity.
          ------------
          Until the Closing or the termination of this Agreement in accordance with its terms, neither Optimax nor Vine Street shall, directly or indirectly, issue any press release, or make any public statement, concerning the transactions contemplated by this Agreement without the prior written consent of Optimax (in the case of such a release or statement by Vine Street) or of Vine Street (in the case of such a release or statement by Optimax). This
Section 10.2 shall not, however, preclude any party from making any disclosure required by applicable law, and in the event any party, or any officer, director, employee, agent or representative of a party, believes that any press release, public statement or other disclosure is so required, such party will notify and consult with the other parties with respect thereto as promptly as is practicable under the circumstances.

SECTION 11:  REGISTRATION RIGHTS

     11.1 Request for Registration - "Demand" Registration.
          ------------------------------------------------
          (a) If the Company shall receive a written request (specifying that it is being made pursuant to this Section 11.1) from the holders of at least fifty percent (50%) of the then outstanding Optimax Exchange Shares who received such shares in connection with the Exchange provided for in Section 2 hereof (collectively the "Registration Rights Holders") that the Company file a registration statement under the Act, or a similar document pursuant to any other statute then in effect corresponding to the Act, covering the registration of the Exchange Shares, then the Company shall promptly notify all other Shareholders of such request and shall use its best efforts, subject to

Sections 11.1(b) and 11.1(d) below, to cause all Exchange Shares that Shareholders have requested be registered to be registered under the Act; provided that the Company shall not be required to include in any such registration the Exchange Shares of any Shareholders who fail to give notice to the Company, in writing, within fifteen (15) days after receipt of said notice from the Company, of their desire to join in such demand registration request as above described.

          (b) Notwithstanding the foregoing: (1) the Company shall not be obligated to effect a registration pursuant to this Section 11.1 during the period starting with the date thirty (30) days prior to the Company's estimated date of filing of, and ending on a date four (4) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; and (2) if the Company shall furnish to such Shareholders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement may, once in a twelve month period, be deferred for a period not to exceed ninety (90) days and at the end of such ninety (90) day period, if the Shareholders wish to request a registration pursuant to this Section 11.1, they shall recommence the procedure set forth in this Section 11.1.

          (c) The Company shall be obligated to effect only two (2) completed registrations pursuant to this Section 11.1; provided, however, that if the Company is eligible to utilize Form S-3 or a then-current equivalent to Form S-3 to register for resale the Exchange Shares, the Company shall be obligated to effect up to two (2) registrations on Form S-3 in each calendar year until such time as all outstanding Exchange Shares have been resold by the Shareholders pursuant to the exercise of Registration Rights contained in this Section 11.

          (d) Notwithstanding any other provision of this Section 11.1, if the underwriter advises holders making a written request as described in Section 11.1(a) above that marketing factors require a limitation of the number of shares to be underwritten, the requesting Shareholders shall so advise the Company, and the Company shall so advise all Shareholders of Exchange Shares that the underwriter believes may be included in the registration in proportion, as nearly as practicable, to the respective amounts of Exchange Shares then requested to be registered by such Shareholders.

     11.2 Optimax Registration and "Piggyback Rights.
          ------------------------------------------
          Subject to the various provisions of Section 11.7 hereof, if at any time Optimax proposes to register any of its Common Stock under the Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the Exchange Shares (which would exclude, for instance, Form S-8 registrations covering employee benefit plans and Form S-4 registrations covering shares issued in an acquisition) Optimax shall, each such time, promptly give Shareholders written notice of such determination. Upon the written request of Shareholders given within twenty (20) days after mailing of any such notice by Optimax, Optimax, subject to the provisions of Section 11.7 below, shall use its best efforts to cause to be registered under the Act all of the Exchange Shares that Shareholders have requested be registered.

     11.3 Obligations of Optimax.
          ----------------------
          Whenever required to use its best efforts to effect a registration hereunder, Optimax shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Exchange Shares and use its best efforts to cause such registration statement to become and remain effective.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective, and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Exchange Shares owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that Optimax shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by Shareholders, then such expenses shall be payable by Shareholders pro rata, to the extent required by such jurisdiction.

     11.4 Furnish Information.
          -------------------
          It shall be a condition precedent to the obligations of Optimax to take any action pursuant to this Agreement as to Shareholders that Shareholders shall furnish to Optimax such information regarding them, the Exchange Shares held by them, and the intended method of disposition of such securities as Optimax shall reasonably request and as shall be requested or required by the SEC or otherwise in connection with the action to be taken by Optimax.

     11.5 Expenses of Demand Registration.
          -------------------------------
          All expenses incurred in connection with registration pursuant to
Section 11.1 hereof (excluding underwriters' discounts and commissions), including, without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Shareholders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 11.1 if the registration request is subsequently withdrawn, unless the Shareholders agree to forfeit their right to a demand registration pursuant to Section 11.1; provided further that the Shareholders may withdraw a request made within forty-five (45) days before or after the end of a fiscal year if the audited financial statements of the Company for such year and at such year-end materially and adversely differ from the information known to the Shareholders at the time of their request, in which event the Shareholders shall not be required to pay any of the expenses and shall retain the right to require the Company to register Exchange Shares pursuant to Section 11.1.

     11.6 Optimax Registration Expenses.
          -----------------------------
          In the case of any registration effected pursuant to Section 11.2, Shareholders shall bear any additional registration and qualification fees and expenses (including underwriters' discounts and commissions), and any additional, identifiable costs and disbursements of counsel for Optimax that result from the inclusion of securities held by Shareholders in such registration, with such additional expenses of the registration being borne by Shareholders on the basis of the amount of securities so registered; provided, however, that if any such cost or expense is attributable solely to Shareholders and does not constitute a normal cost or expense of such a registration, such cost or expense shall be allocated to Shareholders. In addition, Shareholders shall bear the fees and costs of their own counsel.

     11.7 Underwriting Requirements and Percentage Piggyback Registration Rights and Allowances.
          ---------------------------------------------------------------------
- -----
          In connection with any offering involving an underwriting of shares being issued by Optimax as described in Section 11.2 above, Optimax shall not be required under Section 11.2 hereof to include Shareholders's Exchange Shares in such underwriting unless they accept the terms of the underwriting as agreed upon between Optimax and the underwriters selected by them, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by Optimax. If the total amount of securities that Shareholders request to be included in such offering is an amount of securities that the underwriters state in their written opinion jeopardizes the success of the offering, Optimax shall only be required to include in the offering so many of the securities of Shareholders as the underwriters opine (in writing) will not jeopardize the success of the offering, subject to the following provisions and exceptions:

          (a) Except as provided in Section 11.7(b) below, all limitations on the number of Exchange Shares to be included in the applicable underwriting shall be pro rata with respect to the number of Exchange Shares requested to be registered as between holders as of the date of the written request provided by Shareholders to Optimax pursuant to Section 11.2 above. If Shareholders disapprove of the terms of any such underwriting, they may elect to withdraw therefrom by written notice to Optimax and the underwriter, and any Exchange Shares excluded or withdrawn from such underwriting shall be withdrawn from registration.

          (b)  Notwithstanding any provision to the contrary elsewhere herein;
(i) if Directors and Officers of Optimax elect to include any shares of Common Stock held by them in any registration effected by Optimax as described in
Section 11.2 hereof, then such shares, subject to the underwriter's opinion and percentage limitations described in Section 11.7(b)(ii) immediately following, shall be considered Exchange Shares under this Agreement entitled to "piggyback registration" rights under Section 11.2 hereof, and (ii) if the underwriter for an underwriting contemplated under Section 11.2 hereof determines that marketing factors permit the registration of securities other than those offered for Optimax's account in such underwriting ("Piggybacked Securities"), the registration rights granted elsewhere herein to Shareholders shall apply to such number of the Exchange Shares requested to be registered by such Directors and Officers.

     11.8 Delay of Registration.
          ---------------------
          Notwithstanding any other provision of this Agreement, Shareholders shall have no right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     11.9 Indemnification.
          ---------------
          In the event any Exchange Shares are included in a registration statement under this Agreement;

          (a) To the extent permitted by law, Optimax will indemnify and hold harmless holders requesting or joining in a registration, any underwriter (as defined in the Act) for it, and each person, if any, who controls such holder or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by Optimax of any rule or regulation promulgated under the Act applicable to Optimax and relating to action or inaction required of Optimax in connection with any such registration; and will reimburse such holder, underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; and, upon request, Optimax shall pay in cash promptly after demand therefor in advance of any final determination of any right to indemnification hereunder to each claimed indemnitee hereunder all legal and other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, if, and only if, such claimed indemnitee first delivers a written undertaking to Optimax agreeing to repay such advances if he or it ultimately is determined by a court of competent jurisdiction not to be entitled to indemnification hereunder; provided, however, that the indemnity agreement contained in this Section 11.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Optimax (which consent shall not be unreasonably withheld) nor shall Optimax be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by Shareholders, underwriter, or controlling person.

          (b) To the extent permitted by law, Shareholders upon joining in a registration will indemnify and hold harmless Optimax, each of its directors, each person, if any, who controls Optimax within the meaning of the Act, and each agent and any underwriter for Optimax (within the meaning of the Act) against any losses, claims, damages, or liabilities, joint or several, to which Optimax or any such director, officer, controlling person, agent, or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished by Shareholders in writing expressly for use in connection with such registration; and Shareholders will reimburse any legal or other expenses reasonably incurred by Optimax or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; and, upon request, Shareholders shall pay in cash promptly after demand therefor in advance of any final determination of any right to indemnification hereunder to each claimed indemnitee hereunder all legal and other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided such claimed indemnitee first delivers a written undertaking to Shareholders agreeing to repay such advances if it ultimately is determined by a court of competent jurisdiction not to be entitled to indemnification hereunder; provided, however, that the indemnity agreement contained in this
Section 11.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Shareholders (which consent shall not be unreasonably withheld).
Any obligation on the part of Shareholders under this SubSection 11.9(b) shall be several and not joint; and, with regard to advances of expenses, such an advance shall be payable by Shareholders only upon a showing that the losses, claims, damages or liabilities involved arise out of or are based upon information furnished by Shareholders in writing expressly for use in connection with the registration involved.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section.

     11.10  Termination of Optimax's Obligations.
            ------------------------------------
            Optimax shall have no obligations pursuant to Sections 11.1 and
11.2 if the benefits of Rule 144 promulgated under the Act as currently in effect or any other similar rule or regulation that may hereinafter be enacted by the SEC permitting Shareholders to sell securities of Optimax to the public without registration on terms and conditions as beneficial to Shareholders as those of Rule 144 as it exists at the date of this Agreement, are available to Shareholders, then Optimax shall have no obligation to register securities pursuant to this Agreement to a holder who owns less than one percent (1%) of Optimax's Common Stock (on a fully diluted basis) and whose sales are not required to be aggregated with others.

     11.11  Lockup Agreement.
            ----------------
            In consideration for Optimax agreeing to its obligations under this Agreement, Shareholders agree in connection with any registration of Optimax's securities that, upon the request of the underwriters managing any underwritten offering of Optimax's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Exchange Shares (other than those included in the registration) without the prior written consent of such underwriters for such period of time as the underwriters may specify; provided that all officers and directors of Optimax enter into a similar lock-up agreement and that all agreements by which Optimax grants or has granted registration rights to Shareholders of Optimax include, and are hereby deemed to include, similar restrictions.

     11.12  Proposed Transfers of Exchange Shares.
            -------------------------------------
            The holder of each certificate representing Exchange Shares, by accepting those securities, agrees to comply in all respects with the following provisions:

            (a) Prior to any proposed transfer of any Exchange Shares, the holder of those Exchange Shares shall give written notice to Optimax of such holder's intention to effect the transfer.

            (b) Each such notice shall describe the manner and circumstances of the proposed transfer, shall be accompanied by such information as is necessary in order to establish that such transfer may be made without registration under the Act and, other than in connection with a proposed transfer in accordance with Rule 144 or any other similar rule or regulation that may hereafter be enacted by the SEC permitting a holder to sell securities to the public without registration on terms and conditions analogous to those of Rule 144, and except with respect to transactions not involving a change in beneficial ownership or transactions involving the distribution without consideration of Exchange Shares by the Acquired Companies to their shareholders as a dividend, shall also be accompanied by either (1) a written opinion of legal counsel who shall be reasonably satisfactory to Optimax and its counsel stating that the proposed transfer of the Exchange Shares may be effected without registration under the Act and without qualification; or (2) a "no action" letter from the SEC; or (3) an appropriate registration statement with respect to such Exchange Shares filed by Optimax with the Commission and declared effective by the SEC.

            (c) Having satisfied Section 11.12(b) above, the holder of such Exchange Shares shall be entitled to transfer the Exchange Shares in accordance with the terms of the notice delivered by the holder to Optimax.

            (d) Each certificate evidencing the Exchange Shares transferred shall bear the appropriate restrictive legends as set forth on the Exchange Shares themselves prior to transfer. But Optimax shall remove such restrictive legend upon the request of Shareholders if (1) Optimax has received an opinion of counsel who is reasonably acceptable to it and its counsel to the effect that registration of any and all future transfers is not required; and (2) an appropriate registration statement with respect to such Exchange Shares has been filed by Optimax with the SEC and declared effective by the SEC; or (3) such transfer shall be made in compliance with the requirements of Rule 144 or its successor. In these events, Optimax shall cause new certificates without the said restrictive legend to be issued promptly to Shareholders in exchange for outstanding legended certificates, and such unlegended securities shall no longer be Exchange Shares under this Agreement.

     11.13  Transfer of Registration Rights.
            -------------------------------
            The registration rights of Shareholders under this Agreement may be transferred to any transferee who acquires Exchange Shares; provided, however, that such transfer of rights shall be effective only where Optimax is given written notice by Shareholders stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned.

SECTION 12:  EXPENSES

     Each of the parties will pay all costs and expenses of its performance and compliance with this Agreement. Notwithstanding the foregoing, if the Agreement is not consummated by reason of a default of one of the Companies provided for in Section 8.1(c), then the expenses of each of the Companies in connection with the transaction contemplated herein shall be paid by such defaulting Company. In no event will any party to this Agreement be liable to any other party for incidental damages, lost profits, income tax consequences, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, or for punitive damages, resulting from the breach of any obligation under this Agreement. The provisions of this
Section 12 shall survive any termination hereof.

SECTION 13:  MISCELLANEOUS

     13.1   Attorney's Fees.
            ---------------
            In any action at law or in equity or in any arbitration proceeding, for declaratory relief or to enforce any of the provisions or rights or obligations under this Agreement, the unsuccessful party to such proceeding, shall pay the successful party or parties all statutorily recoverable costs, expenses and reasonable attorneys' fees incurred by the successful party or parties including without limitation costs, expenses, and fees on any appeals and the enforcement of any award, judgment or settlement obtained, such costs, expenses and attorneys' fees shall be included as part of the judgment. The successful party shall be that party who obtained substantially the relief or remedy sought, whether by judgment, compromise, settlement or otherwise.

     13.2   No Brokers.
            ----------
            Optimax represents and warrants to Vine Street and Vine Street represents and warrants to Optimax, that except as disclosed on Exhibit 13.2, neither it nor any party acting on its behalf has incurred any liability, either express or implied, to any "broker," "finder," financial advisor, employee or similar person in respect of any of the transactions contemplated hereby. Optimax agrees to indemnify Vine Street against, and hold it harmless from, and Vine Street agrees to indemnify Optimax against, and hold it harmless from, any liability, cost or expense (including, but not limited to, fees and disbursements of counsel) resulting from any agreement, arrangement or understanding made by such party with any third party, including employees of Vine Street, for brokerage, finders' or financial advisory fees or other commissions in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section shall survive any termination of this Agreement.

     13.3   Survival and Incorporation of Representations.
            ---------------------------------------------
            The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof, and all statements contained in any certificate or other document delivered by any party hereunder or in connection herewith shall be deemed to constitute representations and warranties made by that party to this Agreement.

     13.4   Incorporation by Reference.
            --------------------------
            All Exhibits to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof.

     13.5   Parties in Interest.
            -------------------
            Nothing in this Agreement, whether express or implied, is intended to, or shall, confer any rights or remedies under, or by reason of, this Agreement, on any person other than the parties hereto and their respective and proper successors and assigns and indemnitees pursuant to Section 9, except for the Registration Rights Holders with respect to the provisions of Section 11. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

     13.6   Amendments and Waivers.
            ----------------------
            This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

     13.7   Waiver.
            ------
            No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement. The failure of any party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

     13.8   Governing Law - Construction.
            ----------------------------
            This Agreement, and the rights and obligations of the respective parties, shall be governed by and construed in accordance with the laws of the State of Colorado, excluding conflict of law provisions which would act to apply the laws of another state. Notwithstanding the preceding sentence, it is acknowledged that each party hereto is being represented by, or has waived the right to be represented by, independent counsel. Accordingly, the parties expressly agree that no provision of this Agreement shall be construed against any party on the ground that the party or its counsel drafted the provision. Nor may any provision of this Agreement be construed against any party on the grounds that party caused the provision to be present.

     13.9   Limitation of Actions.
            ---------------------
            No action may be brought by any party to this Agreement to enforce any covenant made by any party hereto or to seek damages or equitable relief arising from any claimed breach or nonperformance of a covenant, representation, warranty or other performance provided for herein unless such action is commenced within eighteen (18) months of the date of Closing. The parties hereto agree to be bound by the aforesaid limitation of actions notwithstanding the provisions of any applicable statutory limitation of actions to the contrary.

     13.10  Representations and Warranties.
            ------------------------------
            The representations and warranties contained in Sections 4 and 6 of this Agreement shall survive the Closing Date and shall remain operative in full force and effect for the period of time set forth in Section 13.9 above regardless of any investigation at any time made by or on behalf of either Optimax or Vine Street and shall not be deemed merged in any document or instrument so executed or delivered by either Optimax or Vine Street.

     13.11  Notices.
               -------
               Any notice, communication, offer, acceptance, request, consent, reply, or advice (herein severally and collectively, for convenience, called "Notice"), in this Agreement provided or permitted to be given, served, made, or accepted by any party or person to any other party or parties, person or persons, hereunder must be in writing, addressed to the party to be notified at the address set forth below, or such other address as to which one party notifies the other in writing pursuant to the terms of this Section, and must be served by (1) telefax or other similar electronic method, or (2) depositing the same in the United States mail, certified, return receipt requested and postage paid to the party or parties, person or persons to be notified or entitled to receive same, or (3) delivering the same in person to such party.

            Notice shall be deemed to have been given immediately when sent by telefax and confirmed received or other electronic method and seventy-two hours after being deposited in the United States mail, or when personally delivered in the manner hereinabove described. Notice provided in any manner not specified above shall be effective only if and when received by the party or parties, person or persons to be, or provided to be notified.

            All notices, requests, demands and other communications required or permitted under this Agreement shall be addressed as set forth below:

            If Optimax, to:      Optimax Industries, Inc.
                              4465 Northpark Drive, Suite 400
                              Colorado Springs, Colorado  80907
                              Attention: Stephen G. Calandrella
                              Fax:  (719) 590-4888

            With copy to:                         Clifford L. Neuman, Esq.
                              Neuman & Cobb
                              1507 Pine Street
                              Boulder, Colorado  80302
                              Fax:  (303) 449-1045

            If Vine Street, to:                   David Dube, President
                              Vine Street Stores, Inc.
                              132 Lincoln Street
                              Boston, Massachusetts  02111
                              Fax:

            With copy to:                         A. Jeffrey Robinson, Esq.
                              Greenberg Traurig
                              1221 Brickell Ave., 22nd Floor
                              Miami, Florida  33131
                              Fax:  (305) 579-0717

Any party receiving a facsimile transmission shall be entitled to rely upon a facsimile transmission to the same extent as if it were an original. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

     13.12  Fax/Counterparts.
            ----------------
            This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents. For all evidentiary purposes, any one complete counter set of this Agreement shall be considered an original.

     13.13  Captions.
            --------
            The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     13.14  Severability.
            ------------
            Wherever there is any conflict between any provision of this Agreement and any Governmental Requirement or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

     13.15  Good Faith Cooperation and Additional Documents.
            -----------------------------------------------
            The parties shall use their best good faith efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence. Each party covenants and agrees to cooperate in good faith and to enter into and deliver such other documents and papers as the other party reasonably shall require in order to consummate the transactions contemplated hereby, provided in each instance, any such document is in form and substance approved by the parties and their respective legal counsel.

     13.16  Specific Performance.
            --------------------
            The obligations of the parties under Section 10 are unique. If either party should default in its obligations under said Section, the parties each acknowledge that it would be extremely difficult and impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights and remedies, may sue in equity for injunction (mandatory or prohibitive) or specific performance (all without the need to post a bond or undertaking of any nature), and the parties each expressly waive the defense that a remedy at law in damages is adequate.

     13.17  Assignment.
            ----------
            Neither party may directly or indirectly assign or delegate, by operation of law or otherwise, all or any portion of its/their/his rights, obligations or liabilities under this Agreement without the prior written consent of all other parties, which consent may be withheld in their respective sole and absolute discretion. Any purported assignment or delegation without such consent shall be null and void.

            For purposes of this Section, the term "Agreement" shall include this Agreement and the Exhibits and other documents attached hereto or described in this Section 13. This Agreement, and other documents delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, letters of intent, representations, warranties, disclosures, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting that subject matter.

     13.18  Time.
            ----
            Time is of the essence of this Agreement and each of its provisions.


     IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

                              OPTIMAX INDUSTRIES, INC., a Colorado corporation,



                              By: /s/ Stephen G. Calandrella
                                  --------------------------------------
                                     Authorized Signatory


                              VINE STREET STORES, INC., a Massachusetts corporation,



                              By: /s/ David Dube
                                  --------------------------------------
                                     Authorized Signatory